                                                                   EXHIBIT 10.24
================================================================================




                       MERGER AND CONTRIBUTION AGREEMENT



                         Dated as of February 6, 1998,



                                     Among



                       TCI SATELLITE ENTERTAINMENT, INC.

                                PRIMESTAR, INC.

                     TIME WARNER ENTERTAINMENT COMPANY L.P.

                          ADVANCE/NEWHOUSE PARTNERSHIP

                              COMCAST CORPORATION

                            COX COMMUNICATIONS, INC.

                           MEDIAONE OF DELAWARE, INC.

                        GE AMERICAN COMMUNICATIONS, INC.

                        TABLE OF CONTENTS

                                                             Page
Parties and Recitals......................................    1


                            ARTICLE I

                           Definitions
                           -----------

SECTION 1.01.   Definitions...............................    2
SECTION 1.02.   Terms and Usage Generally.................   21


                             ARTICLE II

                      Subsidiary Transactions
                      -----------------------

SECTION 2.01.   Subsidiary Transactions...................   22


                            ARTICLE III

                    Asset Transfers and Mergers
                    ---------------------------

SECTION 3.01.   Drop Down; Charter and By-Laws............   22
SECTION 3.02.   Post-Drop Down Transactions...............   23
SECTION 3.03.   Primestar Customer Statement..............   23
SECTION 3.04.   Primestar Inventory Statement.............   23
SECTION 3.05.   Consideration.............................   24

                            ARTICLE IV

                             Closing
                             -------

SECTION 4.01.   Closing Date..............................   24
SECTION 4.02.   Closing Adjustments on
                Primestar Inventory.......................   25
SECTION 4.03.   Adjustment for Primestar Customers........   27
SECTION 4.04.   Adjustment for Capital Contributions......   30
SECTION 4.05.   Netting...................................   30

                            ARTICLE V

                               (i)

                   Representations and Warranties
                   ------------------------------

SECTION 5.01.      Representations and Warranties of
                   TSAT...................................   31
SECTION 5.02       Representations and Warranties of
                   Certain Parties........................   42
SECTION 5.03.      Special Representation.................   47


                             ARTICLE VI

                   Covenants Relating to Business
                   ------------------------------

SECTION 6.01.      Alternative Transactions...............   47
SECTION 6.02       Interim Operations of TSAT.............   48
SECTION 6.03.      Interim Operations of each Class C
                   Holder.................................   51
SECTION 6.04       Other Actions..........................   52


                             ARTICLE VII

                   Additional Covenants
                   --------------------

SECTION 7.01.      Preparation of Form S-4 and the Proxy
                   Statement/Prospectus; TSAT Stockholders
                   Meeting................................   52
SECTION 7.02.      Listing Application....................   54
SECTION 7.03.      Access to Information;
                   Confidentiality........................   54
SECTION 7.04.      Commercially Reasonable Efforts;
                   Notification...........................   55
SECTION 7.05       Primestar Customers....................   57
SECTION 7.06       GE Agreements..........................   57
SECTION 7.07       Equipment..............................   57
SECTION 7.08       Financing; Letters of Credit...........   57
SECTION 7.09       Agreements.............................   58
SECTION 7.10       Compliance.............................   58
SECTION 7.11       ASkyB Transaction......................   58
SECTION 7.12       Indemnification........................   59
SECTION 7.13       Tax Indemnification....................   61
SECTION 7.14       Post-Closing Cooperation;
                   Confidentiality........................   63
SECTION 7.15       TCI Agreements.........................   64

                               (ii)

SECTION 7.16       Employee Matters.......................   64
SECTION 7.17       Other Stockholder Approvals............   64




                          ARTICLE VIII

                       Conditions Precedent
                       --------------------

SECTION 8.01.      Conditions Precedent...................   65
SECTION 8.02       Conditions to Obligations of each
                   of Comcast, Cox, MediaOne, TWE,
                   Newhouse and GE........................   66
SECTION 8.03.      Conditions to Obligations of TSAT......   68


                          ARTICLE IX

                   Termination, Amendment and Waiver
                   ---------------------------------

SECTION 9.01.      Termination............................   70
SECTION 9.02.      Effect of Termination..................   70
SECTION 9.03.      Amendment..............................   70
SECTION 9.04.      Extension; Waiver......................   71


                          ARTICLE X

                       General Provisions
                       ------------------

SECTION 10.01.     Nonsurvival of Representations and
                   Warranties.............................   71
SECTION 10.02.     Notices................................   72
SECTION 10.03.     Assignment.............................   74
SECTION 10.04.     Severability...........................   75
SECTION 10.05.     Entire Agreement; No Third-Party
                   Beneficiaries..........................   75
SECTION 10.06.     Governing Law..........................   76
SECTION 10.07.     Enforcement; Exclusive Jurisdiction....   76
SECTION 10.08.     Counterparts...........................   77
SECTION 10.09.     Headings...............................   77

                             (iii)

                                                                 [DRAFT--2/9/98]




                    MERGER AND CONTRIBUTION AGREEMENT (the "Agreement"), dated
                                                            ---------
               as of February 6, 1998, among TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation, PRIMESTAR, INC., a Delaware corporation, TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership, ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership, COMCAST CORPORATION, a Pennsylvania corporation, COX COMMUNICATIONS, INC., a Delaware corporation, MEDIAONE OF DELAWARE, INC., a Delaware corporation, and GE AMERICAN COMMUNICATIONS, INC., a Delaware corporation.

                                    RECITALS

          1. The parties hereto are either general and limited partners of PRIMESTAR Partners L.P. or affiliates of such partners, and desire to consummate the transactions contemplated herein, pursuant to which (a) TSAT will contribute to a newly formed wholly owned subsidiary of TSAT, PRIMESTAR, Inc., all of TSAT's assets and liabilities other than its stock in Tempo Satellite, Inc., and PRIMESTAR, Inc. will acquire the partnership interests and certain related Primestar assets from each of TWE, Newhouse, Comcast, Cox, MediaOne and GE, (b) TSAT will agree to merge with and into PRIMESTAR, Inc., and (c) TSAT will enter into certain other agreements with PRIMESTAR, Inc.;

          2. For federal income tax purposes, the parties hereto intend that the Restructuring Transaction (as defined below) qualify as an exchange under
Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that the mergers under the Merger Agreements (as defined below)
 ----
each qualify as reorganizations under Section 368(a) of the Code;

          3. The parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.01.  Definitions.  As used in this Agreement, the following
                         -----------
terms shall have the following meanings:

          "Accounting Firm" is defined in Section 4.02(a).
           ---------------

          "Agency Agreement" means an Agency Agreement with the Company on the
           ----------------
terms set forth under the caption "Founders' Distribution Rights--Medium Power Subscribers" in the Term Sheet and in form and substance reasonably satisfactory to each of the Parties.

          "Agreement" is defined in the preamble hereto.
           ---------

          "ASkyB Agreement" means the Asset Acquisition Agreement dated as of
           ---------------
June 11, 1997, among The News Corporation Limited, MCI Telecommunications Corporation, American Sky Broadcasting LLC, the Partnership, and, with respect to specified provisions only, the partners in the Partnership.

          "Asset Transfer Agreements" means the MediaOne Asset Transfer
           -------------------------
Agreement, the Newhouse Asset Transfer Agreement and the TWE Asset Transfer Agreement.

          "Assumed Employment Liabilities" of any Person means (i) all
           ------------------------------
obligations and liabilities of such Person or any of its subsidiaries in respect of the Stay Bonuses, (ii) all obligations and liabilities of such Person or any of its subsidiaries relating to the employment by the Company of any Selected Employee of such Person after the Closing Date and (iii) all obligations and liabilities of such Person or any of its subsidiaries relating to the termination of employment of any Selected Employee of such Person after the Closing Date.

          "Benefit Plans" is defined in Section 5.01(j).
           -------------

          "BSS Authorizations" means the FCC construction permit and related
           ------------------
authorizations, including earth station permits, held by Tempo on the date of this Agreement, as the same may be modified, renewed or expanded from time to time after the date of this Agreement by the FCC or any other Governmental Entity. For avoidance of doubt, the BSS Authorizations include the permits, authorizations and earth station permits relating to the 119 degrees West Longitude orbital position and the permits, authorizations and earth station permits relating to the 166 degrees West Longitude orbital position.

          "By-laws" means the Amended and Restated By-laws of the Company in the
           -------
form of Exhibit C hereto.

          "Call Center Debt" means indebtedness, in an amount not in excess of
           ----------------
$23.75 million, incurred by TSAT to fund the acquisition by TSAT of TCI's call center located in Boise, Idaho.

          "Charter" means the Restated Certificate of Incorporation of the
           -------
Company in the form of Exhibit B hereto.

          "Class A Stock" means Class A Common Stock, par value $.01 per share,
           -------------
of the Company.

          "Class B Stock" means Class B Common Stock, par value $.01 per share,
           -------------
of the Company.

          "Class C Holder" means any of Comcast, Cox, MediaOne (collectively
           --------------
with the MediaOne Transferors), TWE and Newhouse.

          "Class C Stock" means Class C Common Stock, par value $.01 per share,
           -------------
of the Company.

          "Class D Stock" means Class D Common Stock, par value $.01 per share,
           -------------
of the Company.

          "Closing" is defined in Section 4.01.
           -------

          "Closing Date" is defined in Section 4.01.
           ------------

          "Code" is defined in the preamble hereto.
           ----

          "Comcast" means Comcast Corporation, a Pennsylvania corporation.
           -------

          "Comcast I Merger Agreement" means the agreement between the Company
           --------------------------
and Comcast Sub I in substantially the form of the Form Merger Agreement.

          "Comcast II Merger Agreement" means the agreement between the Company
           ---------------------------
and Comcast Sub II in substantially the form of the Form Merger Agreement.

          "Comcast Sub I" means Comcast DBS, Inc. a Delaware corporation.
           -------------

          "Comcast Sub II" means Comcast Satellite Communications, Inc., a
           --------------
Delaware corporation.

          "Communications Act" is defined in Section 5.01(e).
           ------------------

          "Company" means PRIMESTAR, Inc., a Delaware corporation and, prior to
           -------
the Effective Time, a wholly owned subsidiary of TSAT.

          "Contributed Corporation" is defined in Section 7.13(b).
           -----------------------

          "ContributionIndemnitor" is defined in Section 7.13(b).
           ----------------------

          "Covered Taxes" means all Taxes, other than transfer Taxes applicable
           -------------
to the conveyance and transfer of Primestar Assets and Primestar Liabilities pursuant to any Asset Transfer Agreement. For avoidance of doubt, "transfer Taxes" do not include any income Tax, capital gains Tax or similar Tax attributable to the Pre-Closing Tax Period, even if such Tax is triggered by the transfer of Primestar Assets and Primestar Liabilities or any related assumption of indebtedness.

          "Cox" means Cox Communications, Inc., a Delaware corporation.
           ---

          "Cox Merger Agreement" means the agreement between the Company and Cox
           --------------------
Sub in substantially the form of the Form Merger Agreement.

          "Cox Sub" means Cox Satellite, Inc., a Delaware corporation.
           -------

          "Customer Payment" of any Class C Holder means an amount (which may be
           ----------------
a positive or negative number) equal to:

          (A) $1,100

          multiplied by

          (B) an amount equal to

                    (I) (x) the TSAT Customer Ratio multiplied by (y) the
               Initial Primestar Customers of such Class C Holder

               minus

                    (II) the Final Primestar Customers of such Class C Holder.

          "Customer Premises Equipment" of any Person means equipment and drop-
           ---------------------------
materials (other than IRDs, LNBs, Dishes and Primefinder Remotes), used in the reception of the PRIMESTAR programming service and either located at a Selected Office of such Person or installed in the home of any PRIMESTAR subscriber or disconnected PRIMESTAR subscriber of such Person.

          "DGCL" means the Delaware General Corporation Law.
           ----

          "Digital Satellite Assets" is defined in Section 7.12(a).
           ------------------------

          "Digital Satellite Business" means the business of distributing
           --------------------------
multichannel programming services directly to consumers in the United States via digital broadcast satellite, including the rental and sale of customer premises equipment relating thereto.

          "Dish" means a satellite dish, including mount and assembly, for
           ----
reception of the PRIMESTAR programming service.

          "Distributor Agreement" means a Distributor Agreement with the Company
           ---------------------
on the terms set forth in the first paragraph under the caption "Founders' Distribution Rights--High Power Subscribers" in the Term Sheet and in form and substance reasonably satisfactory to each of the Parties.

          "Drop Down" means the contribution of assets and liabilities by TSAT
           ---------
to the Company pursuant to the Drop Down Agreement.

          "Drop Down Agreement" means the TSAT Asset Transfer Agreement dated as
           -------------------
of February 6, 1998, between the Company and TSAT.

          "Effective Time" means the time on the Closing Date at which the
           --------------
filing of the certificates of merger under the Merger Agreements with the Secretary of State of the State of Delaware in accordance with the DGCL shall occur.

          "Employee Stock Option" means any stock option to purchase shares of
           ---------------------
TSAT A Stock or TSAT B Stock granted under the TSAT Stock Plans.

          "ERISA" is defined in Section 5.01(k).
           -----

          "Exchange Act" is defined in Section 5.01(e).
           ------------

          "Excluded Accounts Receivable" of any Person means all accounts
           ----------------------------
receivable of such Person and its subsidiaries relating to the distribution of the PRIMESTAR programming service, including rental and sales fees, to the extent that such accounts receivable relate to service periods ending on or prior to the Closing Date, plus a pro rata portion of any such accounts
                                  --- ----
receivable that relate to any service period commencing on or prior to, and ending after, the Closing Date (based on the numbers of days in such service period on or prior to the Closing Date, and after the Closing Date, respectively (i.e. the "earned" portion of such accounts receivable)).

          "Excluded Liabilities" of any Person (other than TSAT) means (i)
           --------------------
indebtedness for borrowed money of such Person and its subsidiaries incurred on or prior to the Closing Date, other than Primestar Debt, (ii) accounts payable incurred on or prior to the Closing Date in respect of such Person's Primestar Business, (iii) Covered Taxes attributable to the operation or ownership of such Person's Primestar Assets and Partnership Interest during the Pre-Closing Tax Period and (iv) Retained Employment Liabilities of such Person. For purposes hereof, "accounts payable" of a Person include all obligations of such Person to pay for goods and services received by such Person on or prior to the Closing Date in respect of such Person's Primestar Business, whether or not an invoice for such goods and services shall have been received by such Person on or prior to the Closing Date, including all obligations of such Person to the Partnership in respect of programming and/or satellite services for periods ending on or prior to the Closing Date. To the extent any such obligation relates to any period that includes the Closing Date, such obligation shall be allocated between "pre-closing" accounts payable and "post-closing" accounts payable based on the numbers of days in such period on or prior to the Closing Date, and after the Closing Date, respectively.

          "FCC" is defined in Section 5.01(e).
           ---

          "Field Assets" of any Person means the office equipment, furniture,
           ------------
tools and vehicles located at a Selected Office of such Person and exclusively used to support such Person's Primestar Business (but in the case of office equipment, tools and vehicles, only to the extent used by such Person's Selected Employees).

          "Filed SEC Documents" is defined in Section 5.01(h).
           -------------------

          "Final Primestar Customer Statement" is defined in Section 4.03(b).
           ----------------------------------

          "Final Primestar Customers" of any Person means the number of
           -------------------------
Primestar Customers set forth on such Person's Final Primestar Customer
Statement.

          "Final Primestar Inventory" of any Person for any category of
           -------------------------
Primestar Inventory set forth on Schedule 3.04 means the amount of such category of Primestar Inventory set forth on such Person's Final Primestar Inventory Statement.

          "Final Primestar Inventory Statement" is defined in Section 4.02(a).
           -----------------------------------

          "Five Year Plan" is defined in Section 8.01(a).
           --------------

          "Form Asset Transfer Agreement" means the Asset Transfer Agreement in
           -----------------------------
the form of Exhibit H hereto.

          "Form Merger Agreement" means the Agreement and Plan of Merger in the
           ---------------------
form of Exhibit G hereto.

          "Form S-4" is defined in Section 5.01(e).
           --------

          "Founder" means each of Comcast, Cox, MediaOne, TWE, and TCI, in each
           -------
case, together with any or all of its affiliates that are controlled by it.

          "GAAP" means U.S. generally accepted accounting principles as in
           ----
effect from time to time.

          "GE" means GE American Communications, Inc., a Delaware corporation.
           --

          "GE Merger Agreement" means the agreement between the Company and GE
           -------------------
Sub in substantially the form of the Form Merger Agreement.

          "GE Sub" means GE Americom Services, Inc., a Delaware corporation.
           ------

          "Glue Letters" means the two letters, each dated July 30, 1993, from
           ------------
the Partnership to Tempo, relating to the Option Agreement.

          "Governmental Entity" is defined in Section 5.01(e).
           -------------------

          "HP Agency Agreement" means an HP Agency Agreement with the Company on
           -------------------
the terms set forth in the second paragraph under the caption "Founders' Distribution Rights--High Power Subscribers" in the Term Sheet and in form and substance reasonably satisfactory to each of the Parties.

          "HSR Act" is defined in Section 5.01(e).
           -------

          "Included Options" means the options, SARs and restricted stock listed
           ----------------
on Schedule 1.01-A.

          "Indemnitor" is defined in Section 7.13(c).
           ----------

          "Initial Primestar Customers" of any Person means the number of
           ---------------------------
Primestar Customers set forth on such Person's Primestar Customer Statement (prior to any adjustment pursuant to Section 4.03(a)).

          "Interim Financing Debt" means (i) any indebtedness of TSAT or the
           ----------------------
Company under any credit facility or other financing arrangement which indebtedness is incurred to fund the payment of cash consideration to (or the assumption of indebtedness of) Comcast, Cox, MediaOne, Newhouse, TWE or GE (or their respective affiliates) pursuant to this Agreement and (ii) any indebtedness of TSAT incurred to fund the payment of arrangement fees, commitment fees and any other fees or expenses charged by the lenders and/or arrangers of the indebtedness referred to in clause (i) above.

          "Inventory Payment" of any Class C Holder means an amount (which may
           -----------------
be a positive or negative number) equal to (A) the product of (x) the Final Primestar Customers of such Class C Holder and (y) the TSAT Inventory Ratio minus (B) the Primestar Inventory Valuation of such Class C Holder.

          "IRD" means an Integrated Receiver Decoder.
           ---

          "Letters of Credit" means letters of credit provided by Comcast, Cox,
           -----------------
MediaOne, TWE, Newhouse, TCI or their respective affiliates, to Loral and GE on behalf of the Partnership.

          "Liens" is defined in Section 5.01(b).
           -----

          "LNB" means a Low Noise Block Converter.
           ---

          "Loral" means Space Systems/Loral, Inc., a Delaware corporation.
           -----

          "Loral Contract" means Contract Amendment No. 4, dated July 19, 1993,
           --------------
to Contract No. TPO-1-290 between Tempo and Loral for Tempo Direct Broadcast Satellite System (DBSS).

          "Losses" is defined in Section 7.12.
           ------

          "Malone" means John C. Malone.
           ------

          "Malone Letter" means the letter dated the date hereof from Malone to
           -------------
each Party.

          "Material Adverse Change" or "Material Adverse Effect" with respect
           -----------------------      -----------------------
to:

          (A) TSAT or the Company means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that (i) is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations or prospects of TSAT or the Company, as applicable, and its subsidiaries taken as a whole or (ii) would impair the ability of TSAT or the TSAT Sub to perform its obligations under any of its Relevant Agreements or (iii) would prevent the consummation of all or any part of the Restructuring Transaction, the TSAT Merger or the Tempo Sale; or

          (B) any Class C Holder or GE means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that (i) is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations or prospects of, in the case of a Class C Holder, such Class C Holder's Primestar Business or (ii) would impair the ability of such Class C Holder or any of its Subsidiaries, if any, or GE or its Subsidiary, as applicable, to perform its obligations under any of its Relevant Agreements or (iii) would prevent the consummation of all or any part of the Restructuring Transaction, the TSAT Merger or the Tempo Sale.

Notwithstanding anything to the contrary contained herein, a change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in a change or effect) that affects the business of distributing the PRIMESTAR programming service in general shall not constitute a "Material Adverse Change" or a "Material Adverse Effect".

          "MediaOne" means MediaOne of Delaware, Inc., a Delaware corporation.
           --------

          "MediaOne Asset Transfer Agreement" means the agreement among the
           ---------------------------------
Company, MediaOne and the MediaOne Transferors in substantially the form of the Form Asset Transfer Agreement.

          "MediaOne Sub" means MediaOne Satellite I, Inc., a Delaware
           ------------
corporation.

          "MediaOne Transferors" means each of (i) Continental Satellite
           --------------------
Company, Inc., a Massachusetts corporation, (ii) Continental Satellite Company of Chicago, Inc., an Illinois corporation, (iii) Continental Satellite Company of Minnesota, Inc., a Minnesota corporation, (iv) Continental Satellite Company of New England, Inc., a New Hampshire corporation, (v) Continental Satellite Company of Michigan, Inc., a Michigan corporation, (vi) Continental Satellite Company of Ohio, Inc., an Ohio corporation, (vii) Continental Satellite Company of Virginia, Inc., a Virginia corporation, and (viii) MediaOne Satellite II, Inc., a Delaware corporation.

          "Merger Agreements" means the Comcast I Merger Agreement, the Comcast
           -----------------
II Merger Agreement, the Cox Merger Agreement and the GE Merger Agreement.

          "MergerIndemnitor" is defined in Section 7.13(a).
           ----------------

          "Monthly Fee" is defined in Section 7.08(c).
           -----------

          "Multiemployer Pension Plans" is defined in Section 5.01(k).
           ---------------------------

          "NASDAQ" means the Nasdaq NMS Stock Market.
           ------

          "Newhouse" means Advance/Newhouse Partnership, a New York general
           --------
partnership.

          "Newhouse Asset Transfer Agreement" means the agreement between the
           ---------------------------------
Company and Newhouse in substantially the form of the Form Asset Transfer Agreement.

          "Newhouse Voting Agreement" means the Voting Agreement between TWE and
           -------------------------
Newhouse in substantially the form of Exhibit E hereto.

          "Notice of Disagreement" is defined in Section 4.02(a).
           ----------------------

          "Option Agreement" means the Option Agreement dated as of February 8,
           ----------------
1990, between Tempo and the Partnership.

          "Partnership" means PRIMESTAR Partners L.P., a Delaware limited
           -----------
partnership.

          "Partnership Agreement" means the Partnership Agreement of the
           ---------------------
Partnership, as amended from time to time.

          "Partnership Interest" means a partnership interest in the
           --------------------
Partnership.

          "Party" means any of Comcast, Cox, GE, MediaOne, TSAT, TWE and
           -----
Newhouse.

          "Pension Plans" is defined in Section 5.01(k).
           -------------

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, business association or other entity.

          "Post-Closing Accounts Receivable" means all accounts receivable of
           --------------------------------
the Company and its subsidiaries relating to the distribution of the PRIMESTAR programming service, including rental and sales fees in respect of Dishes, to the extent that such accounts receivable relate to service periods commencing after the Closing Date, plus a pro rata portion of any such accounts receivable
                               --- ----
that relate to any service period commencing on or prior to, and ending after, the Closing Date (based on the numbers of days in such service period on or prior to the Closing Date, and after the Closing Date, respectively (i.e. the "unearned" portion of such accounts receivable)).

          "Post-Closing Tax Period" means a taxable period that begins after the
           -----------------------
Closing Date or the portion that begins after the Closing Date of any taxable period that begins before and ends after the Closing Date.

          "Pre-Closing Tax Period" means a taxable period ending on or before
           ----------------------
the Closing Date or the portion that
ends on the Closing Date of any taxable period that begins before and ends after the Closing Date.

          "Primary Executives" is defined in Section 5.01(m).
           ------------------

          "Primefinder Remote" means a "Primefinder Remote" remote control
           ------------------
device for selection of channels of the PRIMESTAR programming service by program category.

          "Primestar Assets" of any Person means:
           ----------------

          (i) each PRIMESTAR subscriber of such Person's Primestar Business as of the Closing Date (whether or not such PRIMESTAR subscriber is counted as a Primestar Customer hereunder), together with any subscription contract, equipment rental contract or other agreement with such subscriber relating to such Person's Primestar Assets and all rights, claims and causes of action thereunder (other than Excluded Accounts Receivable);

          (ii) all leases, contracts and other agreements relating exclusively to such Person's Primestar Business and all rights, claims and causes of action thereunder (other than Excluded Accounts Receivable);

          (iii) such Person's Primestar Inventory;

          (iv) all IRDs, LNBs and Dishes installed in the home of any PRIMESTAR subscriber of such Person;

          (v)   such Person's Unrecovered Inventory;

          (vi) all Customer Premises Equipment held for use (wherever located, whether in warehouses or in transit) in such Person's Primestar Business or installed in the home of any current or disconnected PRIMESTAR subscriber of such Person;

          (vii) all rights, claims and causes of action, including under warranties, of such Person in respect of (A) such Person's Primestar Inventory, (B) such Person's Unrecovered Inventory, (C) outstanding purchase orders of such Person in respect of IRDs, LNBs, Dishes and Primefinder Remotes, (D) supply agreements to which such Person is a party (or beneficiary) for IRDs, LNBs, Dishes and Primefinder Remotes and (E) such Person's Customer Premises Equipment;

          (viii) all Primestar Records of such Person; and

          (ix)   all Field Assets of such Person.

          "Primestar Business" of any Person means such Person's business of
           ------------------
distributing the PRIMESTAR programming service.

          "Primestar Customer" of any Person as of any date of determination
           ------------------
means each PRIMESTAR subscriber of such Person's Primestar Business having an "active" account (as defined below) on such date, determined in accordance with the subscriber's receivable status on such date as follows: (i) a subscriber who has a receivable balance of not more than 60 days from the first day of the service period to which such receivable balance relates (without giving effect to older balances that do not exceed $10 in the aggregate) shall count as one full Primestar Customer; (ii) a subscriber who has a receivable balance of at least 61 but not more than 90 days from the first day of the service period to which such receivable balance relates (without giving effect to older balances that do not exceed $10 in the aggregate) shall count as one half of a Primestar Customer; and (iii) a subscriber who has a receivable balance of 91 days or more from the first day of the service period to which such receivable balance relates shall not be counted as a Primestar Customer. For purposes hereof, a PRIMESTAR subscriber shall have an "active" account as of any date of determination if (x) it is then authorized to receive service or (y) it has been de-authorized, but has not yet been "hard" disconnected (as indicated by such Person's billing system), and such subscriber has not voluntarily requested de-authorization or disconnection. "Active" accounts shall not include complimentary ("comp"), demonstration ("demo"), or other free accounts (other than accounts which are provided one or two free months of service in connection with any marketing, customer service or similar promotion).

          "Primestar Customer Statement" is defined in Section 3.03.
           ----------------------------

          "Primestar Debt" of any Person means the amount of indebtedness of
           --------------
such Person to be assumed by the Company as set forth in Section 3.05, if any.

          "Primestar Inventory" of any Person means all IRDs, LNBs, Dishes and
           -------------------
Primefinder Remotes held for use (wherever located, whether in warehouses or in transit) in such Person's Primestar Business, or, in the case of Primefinder Remotes, installed in the home of any PRIMESTAR subscriber of such Person;

provided, however, that "Primestar Inventory" of any Person shall not include
--------  -------
(i) IRDs, LNBs or Dishes installed in the home of any PRIMESTAR subscriber of such Person or (ii) Unrecovered Inventory of such Person.

          "Primestar Inventory Statement" is defined in Section 3.04.
           -----------------------------

          "Primestar Inventory Valuation" of any Person means the sum of the
           -----------------------------
amounts determined by taking the product, for each category of Primestar Inventory set forth on Schedule 3.04, of (x) such Person's Final Primestar Inventory of such category and (y) the dollar value set forth on Schedule 3.04 for such category of Primestar Inventory.

          "Primestar Liabilities" of any Person means all obligations and
           ---------------------
liabilities of such Person of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of, relating to, or otherwise in respect of, (i) such Person's Primestar Business, Primestar Assets or Partnership Interest, (ii) the operation by such Person or any of its subsidiaries or affiliates of the Digital Satellite Business, (iii) in the case of Comcast, Newhouse, TWE and GE, such Person's Primestar Debt, together with all arrangement fees, commitment fees and any other fees or expenses charged by the lenders and/or arrangers of any such indebtedness that becomes Interim Financing Debt and (iv) such Person's Assumed Employment Liabilities, other than, in any such case, Excluded Liabilities, all of which are expressly excluded.

          "Primestar Records" of any Person means all PRIMESTAR subscriber
           -----------------
lists, billing records, subscriber and supplier correspondence (in any form or medium) used or held for use in such Person's Primestar Business, other than any of the foregoing directly relating to such Person's Excluded Accounts Receivable or Excluded Liabilities.

          "Proceeding" is defined in Section 10.07(b).
           ----------

          "Providing Person" means any of Comcast, Cox, MediaOne, TWE and
           ----------------
Newhouse, as the case may be.

          "Proxy Statement/Prospectus" is defined in Section 5.01(e).
           --------------------------

          "Recent Customer Reduction" is defined in Section 4.03(b).
           -------------------------

          "Recent Primestar Subscriber" of any Person means any Primestar
           ---------------------------
Customer of such Person included on such Person's Primestar Customer Statement who became a subscriber of such Person's Primestar Business 90 days or less prior to the Closing Date, or in the case of subscribers receiving one (or two) initial "free" month(s) for promotional purposes, 120 days or less (or 150 days or less, as applicable) prior to the Closing Date.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement among the Specified Class B Holders, the Class C Holders, GE and the Company in substantially the form of Exhibit F hereto.

          "Reimbursement Agreement" means a Reimbursement Agreement with the
           -----------------------
Company in substantially the form of Exhibit I hereto.

          "Relevant Agreements" means, (a) with respect to TSAT, this Agreement,
           -------------------
the Drop Down Agreement, the TSAT Stockholders Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement, and any agreement or instrument to be delivered by TSAT under any of the foregoing agreements; (b) with respect to the Company, this Agreement, the Drop Down Agreement, the TSAT Stockholders Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement, each of the Asset Transfer Agreements, each of the Merger Agreements, and any agreement or instrument to be delivered by the Company under any of the foregoing agreements; and (c) with respect to any other Person, this Agreement, any Asset Transfer Agreement, any Merger Agreement, and any agreement or instrument to be delivered by such Person under any of the foregoing agreements, in each case to the extent such Person is named as a party thereto.

          "Representor" is defined in Section 5.02.
           -----------

          "ResNet Debt" means up to $12 million in indebtedness incurred by TSAT
           -----------
to fund the acquisition by TSAT of a 4.99% interest in each of ResNet Communications, LLC and ResNet Communications, Inc.

          "Restricted Stock Award" means any award of shares of TSAT A Stock or
           ----------------------
TSAT B Stock granted under the TSAT Stock Plans.

          "Restructuring Transaction" means the transactions contemplated by
           -------------------------
this Agreement, the Drop Down Agreement, the Merger Agreements and the Asset Transfer Agreements.

          "Retained Employment Liabilities" of any Person means (i) all
           -------------------------------
obligations and liabilities relating to the employment or termination of employment of any Selected Employee of such Person's Primestar Business by such Person or any of its subsidiaries on or prior to the Closing Date and (ii) all obligations and liabilities relating to the employment or termination of employment of any Terminated Employee of such Person's Primestar Business by such Person or any of its subsidiaries at any time.

          "Revised Primestar Customer Statement" is defined in Section 4.03(b).
           ------------------------------------

          "Roll-up Plan" is defined in the Proxy Statement/Prospectus.
           ------------

          "SAR" means a stock appreciation right granted under a TSAT Stock
           ---
Plan.

          "Satellite Debt" means indebtedness of Tempo Satellite, Inc. to the
           --------------
Partnership reflecting amounts advanced by the Partnership to fund certain payments under the Satellite Construction Agreement dated as of February 22, 1990 between Tempo Satellite, Inc. and Space Systems/Loral, Inc.

          "Satellite Financing" means any financing of the Partnership in
           -------------------
respect of satellites that is supported by Letters of Credit.

          "Satellite LOC Debt" means all reimbursement obligations of TSAT and
           ------------------
its subsidiaries to TCI (or, in the case of letters of credit for the account of TSAT, to the issuer thereof) in respect of letters of credit supporting Satellite Financing, but only to the extent such letters of credit are not drawn upon on or prior to the Closing Date.

          "SEC Documents" is defined in Section 5.01(f).
           -------------

          "Securities Act" is defined in Section 5.01(f).
           --------------

          "Selected Employee" means any full-time employee of any Class C
           -----------------
Holder's Primestar Business engaged full-time in Primestar Business operations who is informed in writing by the Company (or such Class C Holder at the direction of the Company) on or prior to March 20, 1998 that he or she will be employed by the Company.

          "Selected Office" of any Person means an office of such Person listed
           ---------------
on Schedule 1.01-B.

          "Senior Subordinated Discount Notes" means the 12-1/4% Senior
           ----------------------------------
Subordinated Discount Notes due 2007 of TSAT.

          "Senior Subordinated Notes" means the 10-7/8% Senior Subordinated
           -------------------------
Notes due 2007 of TSAT.

          "Specified Class B Holder" has the meaning set forth in the
           ------------------------
Stockholders Agreement.

          "Stay Bonus" means a bonus, in an amount equal to 50% of an employee's
           ----------
monthly base salary and accruing on a monthly basis from December 1, 1997 until the date such employee's employment is terminated, payable to any full-time employee of any Class C Holder's Primestar Business engaged full-time in Primestar Business operations who is (i) informed in writing by such Class C Holder (at the direction of the Company) that he or she will not be employed by the Company after the Closing Date or (ii) offered employment by the Company but chooses not to accept such offer but only if the position offered is not "comparable" to such employee's position with such Class C

Holder's Primestar Business or would require a relocation to an office that is more than 55 miles from such employee's current office.

          "Stockholders Agreement" means the Stockholders Agreement among the
           ----------------------
Specified Class B Holders, the Class C Holders, GE and the Company in substantially the form of Exhibit D hereto.

          "Subsidiary" means, (i) with respect to Comcast, Comcast Sub I and
           ----------
Comcast Sub II, (ii) with respect to Cox, Cox Sub, (iii) with respect to GE, GE Sub and (iv) with respect to MediaOne, MediaOne Sub and each MediaOne Transferor.

          "Super-majority Vote" shall have the meaning assigned thereto in the
           -------------------
Partnership Agreement.

          "Supplemental Indentures" means supplemental indentures providing for
           -----------------------
assumption by the Company on the Closing Date of the Senior Subordinated Discount Notes and the Senior Subordinated Notes, which supplemental indentures shall be in form reasonably satisfactory to the Parties and which shall not otherwise effect any amendment or modification of the indentures under which such notes were issued without the prior approval of the Partnership by a Super-majority Vote.

          "Taxes" is defined in Section 5.01(l).
           -----

          "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of
           ---------------------
June 11, 1997, between TCI and TSAT.

          "TCI" means Tele-Communications, Inc., a Delaware corporation.
           ---

          "TCIC Credit Facility" means the Amended and Restated Credit Agreement
           --------------------
dated as of February 19, 1997, between TCIC and TSAT.

          "Tempo" means Tempo Satellite, Inc., an Oklahoma corporation.
           -----

          "Tempo Assets" means the BSS Authorizations, the Tempo Satellites, the
           ------------
Loral Contract, and all rights, claims and causes of action under the Loral Contract, all insurance claims in respect of the Tempo Satellites, and Tempo's rights under the Tempo Option.

          "Tempo Option" means the Option Agreement and the Glue Letters,
           ------------
together with the option granted to the Partnership thereunder.

          "Tempo Sale" is defined in the TSAT Tempo Agreement.
           ----------

          "Tempo Satellites" means the satellites constructed under the Loral
           ----------------
Contract.

          "Terminated Employee" means (i) any full-time employee of any Class C
           -------------------
Holder's Primestar Business engaged full-time in Primestar Business operations who is informed in writing by the Company (or such Class C Holder at the direction of the Company) on or prior to March 20, 1998 that he or she will not be employed by the Company, (ii) any full-time employee of any Class C Holder not engaged full-time in Primestar Business operations and (iii) any part-time employee of any Class C Holder's Primestar Business.

          "Term Sheet" means the Summary of Business Terms attached to the
           ----------
letter dated June 11, 1997, from the Partnership to the Parties (or their affiliates).

          "Transition Services Agreement" means the Transition Services
           -----------------------------
Agreement dated as of December 4, 1996, between TCI and TSAT.

          "Transition Services Term Sheet" means a term sheet governing
           ------------------------------
transition arrangements between the Company and Comcast, Cox, MediaOne and TWE in form and substance reasonably satisfactory to each of such Parties.

          "TSAT" means TCI Satellite Entertainment, Inc., a Delaware
           ----
corporation.

          "TSAT A Stock" means Series A Common Stock, par value $1.00 per share,
           ------------
of TSAT.

          "TSAT B Stock" means Series B Common Stock, par value $1.00 per share,
           ------------
of TSAT.

          "TSAT Closing Date" is defined in the TSAT Merger Agreement.
           -----------------

          "TSAT Credit Agreement Amendment" means an amendment to the Credit
           -------------------------------
Agreement dated as of February 19, 1997, between TSAT and the lenders under the Credit Agreement, to permit the Restructuring Transaction, which amendment shall have been approved by a Super-majority Vote.

          "TSAT Customer Ratio" means the ratio of (x) the Final Primestar
           -------------------
Customers of TSAT to (y) the Initial Primestar Customers of TSAT.

          "TSAT Debt" means, as of any date of determination, (i) the principal
           ---------
of and premium (if any) in respect of (A) indebtedness of TSAT and its subsidiaries for borrowed money and (B) indebtedness of TSAT and its subsidiaries evidenced by notes, debentures, bonds or other similar instruments;
(ii) the capitalized amount of all obligations of TSAT and its subsidiaries required to be classified and accounted for as capital leases for financial reporting purposes in accordance with GAAP; (iii) all obligations of TSAT and its subsidiaries for the deferred purchase price of property or under title retention agreements (excluding trade accounts payable arising in the ordinary course of business); (iv) all reimbursement obligations of TSAT and its subsidiaries in respect of letters of credit, banker's acceptances and similar instruments; and (v) all guarantees (and similar instruments) issued by TSAT and its subsidiaries in respect of obligations of the type listed in clauses (i) through (iv) above of any other Person; provided, that the term "TSAT Debt"
                                        --------
shall not include Call Center Debt, Interim Financing Debt, ResNet Debt, Satellite Debt or Satellite LOC Debt.

          "TSAT Inventory Ratio" means the ratio of (x) the Primestar Inventory
           --------------------
Valuation of TSAT to (y) the Final Primestar Customers of TSAT.

          "TSAT Merger Agreement" means the Agreement and Plan of Merger dated
           ---------------------
as of February 6, 1998, between the Company and TSAT.

          "TSAT Merger" means the merger of TSAT with and into the Company, with
           -----------
the Company as the surviving corporation, pursuant to the TSAT Merger Agreement.

          "TSAT Stockholders Agreement" means the Stockholders Agreement among
           ---------------------------
the Company, Malone and TSAT in substantially the form of Exhibit N hereto.

          "TSAT Stockholder Approval" is defined in Section 5.01(e).
           -------------------------

          "TSAT Stockholders Meeting" is defined in Section 5.01(g).
           -------------------------

          "TSAT Stock Plans" means (i) the TSAT 1996 Stock Incentive Plan and
           ----------------
(ii) the TSAT 1997 Nonemployee Director Stock Option Plan.

          "TSAT Sub" means the Company until consummation of the Closing.
           --------

          "TSAT Tempo Agreement" means the TSAT Tempo Agreement dated as of
           --------------------
February 6, 1998, between the Company and TSAT.

          "TWE" means Time Warner Entertainment Company, L.P., a Delaware
           ---
limited partnership.

          "TWE Asset Transfer Agreement" means the agreement between the Company
           ----------------------------
and TWE in substantially the form of the Form Asset Transfer Agreement.

          "Unrecovered Inventory" of any Person means all IRDs, LNBs, Dishes and
           ---------------------
Primefinder Remotes installed in the home of any disconnected PRIMESTAR subscriber of such Person.

          "Up-Front Fee" is defined in Section 7.08(c).
           ------------

          "US West" means U S WEST Media Group, Inc., a Delaware corporation.
           -------

          "US West Guarantee" means the Guarantee Agreement dated as of the date
           -----------------
hereof among US West, Comcast, Cox, TSAT, TWE and Newhouse.

          "Voting Agreements" means (i) the Voting Agreement dated as of June
           -----------------
12, 1997, among Donne F. Fisher, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE; (ii) the Voting Agreement dated as of June 12, 1997, among Malone, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE; and (iii) the Voting Agreement dated as of June 12, 1997, among TCI, a division of TWE, Comcast, TSAT, Cox, MediaOne, Newhouse and GE.

          SECTION 1.02.  Terms and Usage Generally.  The definitions in Article
                         --------------------------
I shall apply equally to both the singular and plural forms of the terms defined therein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles or Sections shall be deemed to be references to Articles or Sections of this Agreement, unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.


                                   ARTICLE II
                            SUBSIDIARY TRANSACTIONS

          SECTION 2.01.  Subsidiary Transactions.  Concurrently with the
                         -----------------------
execution and delivery of this Agreement:

          (a) TSAT and the Company are executing and delivering the Drop Down Agreement, the TSAT Merger Agreement and the TSAT Tempo Agreement;

          (b) TSAT, Malone and the Company are executing and delivering the TSAT Stockholders Agreement;

          (c) Comcast Sub I and the Company are executing and delivering the Comcast I Merger Agreement;

          (d) Comcast Sub II and the Company are executing and delivering the Comcast II Merger Agreement;

          (e) Cox Sub and the Company are executing and delivering the Cox Merger Agreement;

          (f) GE Sub and the Company are executing and delivering the GE Merger Agreement;

          (g) MediaOne, the MediaOne Transferors and the Company are executing and delivering the MediaOne Asset Transfer Agreement;

          (h) Newhouse and the Company are executing and delivering the Newhouse Asset Transfer Agreement; and

          (i) TWE and the Company are executing and delivering the TWE Asset Transfer Agreement.


                                  ARTICLE III
                          ASSET TRANSFERS AND MERGERS

          SECTION 3.01.  Drop Down; Charter and By-laws. Upon the terms and
                         ------------------------------
subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, TSAT shall consummate the Drop Down in accordance with the terms of the Drop Down Agreement, and concurrently therewith, the Charter shall be filed with the Delaware Secretary of State in accordance with the DGCL, and the Charter and the By-laws shall become effective.

          SECTION 3.02.  Post-Drop Down Transactions.  Upon the terms and
                         ---------------------------
subject to the conditions set forth in this Agreement, at the Effective Time:

          (a) each of Comcast Sub I, Comcast Sub II, Cox Sub and GE Sub, respectively, shall merge with and into the Company, in each case in accordance with the respective terms of the Comcast I Merger Agreement, the Comcast II

     Merger Agreement, the Cox Merger Agreement and the GE Merger Agreement; and

          (b) each of MediaOne and the MediaOne Transferors (other than MediaOne Satellite II, Inc.), Newhouse and TWE, respectively, shall assign and transfer all of such Party's right, title and interest in, to and under such Party's Primestar Assets and Partnership Interest to the Company, and the Company shall assume all of such Party's Primestar Liabilities, and MediaOne Satellite II, Inc., will contribute all the issued and outstanding capital stock of MediaOne Sub to the Company, in each case in accordance with the respective terms of the MediaOne Asset Transfer Agreement, the Newhouse Asset Transfer Agreement and the TWE Asset Transfer Agreement.

          SECTION 3.03.  Primestar Customer Statement.  On the day immediately
                         -----------------------------
preceding the Closing Date, TSAT and each Class C Holder shall deliver to each other Party a statement, certified by an officer of such Person (a "Primestar
                                                                    ---------
Customer Statement"), setting forth the number of Primestar Customers of such
------------------
Person as of 4 p.m. New York time on such day, as determined in good faith by such Person, and such number shall be deemed to be the number of Primestar Customers of such Person as of the Closing Date for purposes of the transactions contemplated by Section 3.05.

          SECTION 3.04.  Primestar Inventory Statement.  On the Closing Date,
                         ------------------------------
TSAT and each Class C Holder shall deliver to each other Party a statement, certified by an officer of such Person (a "Primestar Inventory Statement"),
                                           -----------------------------
setting forth the Primestar Inventory transferred (whether by asset transfer or merger) to the Company or a subsidiary thereof by or on behalf of such Person on the Closing Date as set forth in Sections 3.01 or 3.02. Such Primestar Inventory shall be stated by category in accordance with the categories and subclassifications set forth in the definition of Primestar Inventory and on
Schedule 3.04.

          SECTION 3.05.  Consideration.  At the Closing, TSAT will receive
                         --------------
(pursuant to the Drop Down Agreement) from the Company, in connection with the transactions described above, shares of Class A Stock of the Company and shares of Class B Stock of the Company, in such amounts as are determined in accordance with the methodology set forth in Exhibit A hereto as of the Closing Date. At the Closing, each of Comcast, Cox, MediaOne, Newhouse and TWE will receive (directly, or through one or more of its Subsidiaries, in each case pursuant to the Merger Agreements and/or Asset Transfer Agreements to which it or any of its Subsidiaries is a party) from the Company, in connection with the transactions described above, (i) shares of Class A Stock of the Company and shares of Class C Stock of the Company and (ii) in the case of Cox and MediaOne, an amount of cash, and in the case of Comcast, Newhouse and TWE, an assumption of indebtedness by the Company, in each case in such amounts as are determined in accordance with the methodology set forth in Exhibit A hereto as of the Closing Date. At the Closing, GE will receive (indirectly, through its Subsidiary, pursuant to the GE Merger Agreement to which its Subsidiary is a party) from the Company, in connection with the transactions described above,
(i) shares of Class A Stock of the Company and (ii) an assumption of indebtedness by the Company, in each case in such amounts as are determined in accordance with the methodology set forth in Exhibit A hereto as of the Closing Date. The numbers set forth in Exhibit A are for illustrative purposes only and are not binding on the parties hereto.


                                   ARTICLE IV
                                    CLOSING

          SECTION 4.01.  Closing Date.  (a) Subject to the terms and conditions
                         -------------
of this Agreement, the closing of the Restructuring Transaction (the "Closing")
                                                                      -------
shall take place (i) at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, on the later of (x) March 31, 1998 and (y) the first business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith or (ii) at such other time, date or place as the Parties may agree (the "Closing Date").
                                     ------------

          (b)  At the Closing:

          (i) the transactions described in Article III shall be consummated as provided therein, in the Drop Down Agreement and in the applicable Merger Agreements and Asset Transfer Agreements, and appropriately executed documents to be delivered pursuant to the Drop Down Agreement, the Merger Agreements and Asset Transfer Agreements shall be delivered by the applicable parties;

          (ii) the Company shall deliver to TSAT, Comcast, Cox, MediaOne, TWE, Newhouse and GE (in connection with the Drop Down Agreement and the applicable Merger Agreements and Asset Transfer Agreements) (x) certificates representing the shares of Class A Stock, Class B Stock and Class C Stock as provided in Section 3.05, which shares (when delivered to such Parties pursuant to such agreements) shall have been duly authorized, validly issued, fully paid and nonassessable, (y) in the case of Comcast, TWE, Newhouse and GE, an instrument assuming the amount of debt determined pursuant to Section 3.05 and (z) in the case of Cox and MediaOne, the amount of cash determined pursuant to Section 3.05;

          (iii) the Company shall deliver to Comcast, Cox, MediaOne and TWE, by wire transfer of immediately available funds, each such Party's respective Up-Front Fee;

          (iv) TSAT, Comcast, Cox, MediaOne, TWE and Newhouse shall deliver to the Company a list of its Primestar subscribers as of the day immediately preceding the Closing Date, in paper and magnetic form;

          (v) the Company and the appropriate Parties shall deliver to one another duly executed counterparts of the Stockholders Agreement, the Registration Rights Agreement and the Reimbursement Agreements;

          (vi) TWE and Newhouse shall deliver to one another duly executed counterparts of the Newhouse Voting Agreement; and

          (vii) the Company and each of the Founders shall deliver to one another duly executed counterparts of an Agency Agreement, an HP Agency Agreement and a Distributor Agreement.

          SECTION 4.02.  Closing Adjustments on Primestar Inventory.  (a)
                         -------------------------------------------
During the 45 day period following the Closing Date, the Company and its independent auditors shall be permitted to review the working papers relating to each Person's Primestar Inventory Statement delivered pursuant to Section 3.04, and each Providing Person shall cooperate in good faith with the Company to respond to any questions the Company may have in respect of such Providing Person's Primestar Inventory Statement. At or prior to the conclusion of such 45 day period, the Company shall give written notice to each Party of its agreement with a Primestar Inventory Statement (in which case such Primestar Inventory Statement shall be deemed final and binding upon each Party), or of its disagreement with the statement (a "Notice of Disagreement"). Any such
                                        ----------------------
Notice of Disagreement shall specify in detail the nature of such disagreement. If a Notice of Disagreement is received in a timely manner, then the applicable Primestar Inventory Statement, as revised in accordance with clause (x) or (y) below, shall become final and binding upon each Party on the earlier of (x) the date the Company and the applicable Providing Person resolve in writing the differences they have with respect to the matter specified in a Notice of Disagreement or (y) the date any disputed matters are finally resolved in writing by the Accounting Firm, as described below; provided, that if any matter
                                                    --------
in respect of any Providing Person's Primestar Inventory Statement is submitted to the Accounting Firm, then the Company shall submit TSAT's Primestar Inventory Statement to the Accounting Firm so that the Accounting Firm may review and revise (if necessary) TSAT's Primestar Inventory Statement, and TSAT's Primestar Inventory Statement as so reviewed and/or revised shall become final and binding upon each Party. Upon becoming final and binding as set forth above, a Primestar Inventory Statement shall become a "Final Primestar Inventory
                                              -------------------------
Statement".
---------

          During the 30 day period following the delivery of a Notice of Disagreement, the Company and the applicable Providing Person shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement. During such period such Providing Person and its auditors shall have access to the working papers of the Company and its auditors prepared in connection with the Notice of Disagreement. At the end of such 30 day period, the Company and such Providing Person shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain
 ---------------
in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be such nationally recognized independent public accounting firm as shall be agreed upon by the Company and all the Providing Persons in writing. The Company and each applicable Providing Person shall jointly request, and shall use their respective commercially reasonable efforts to cause, the Accounting Firm to render a decision resolving the matters submitted to it within 75 days following submission. The Company and each other Party hereby agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and expenses of an Accounting Firm shall in each case be borne equally by the Company and the applicable Providing Person.

          (b) Within 5 business days after the Final Primestar Inventory and Final Primestar Customers of TSAT and each Class C Holder shall have been determined in accordance with Sections 4.02 and 4.03, the Company shall calculate each Class C Holder's Inventory Payment. If a Class C Holder's Inventory Payment is a positive number, such Class C Holder shall pay that amount to the Company. If a Class C Holder's Inventory Payment is a negative number, the Company shall pay the absolute value of that amount to such Class C Holder. Any such payment shall be made by wire transfer of immediately available funds within 5 business days after written notice from the Company to the applicable Class C Holder of the amount thereof.

          SECTION 4.03.  Adjustment for Primestar Customers. (a)  During the 45
                         -----------------------------------
day period following the Closing Date, the Company and its independent auditors shall be permitted to review the working papers relating to each Person's Primestar Customer Statement delivered pursuant to Section 3.03 to determine whether the number of Primestar Customers set forth therein has been overstated (including overstatements described in Section 7.05, and excluding overstatements in respect of delinquencies of Recent Primestar Subscribers which is addressed in Section 4.03(b)), and each Providing Person shall cooperate in good faith with the Company to respond to any questions the Company may have in respect of such Providing Person's

Primestar Customer Statement. At or prior to the conclusion of such 45 day period, the Company shall give written notice to each Party of its agreement with a Primestar Customer Statement (in which case such Primestar Customer Statement shall be deemed final and binding upon each Party), or shall deliver a Notice of Disagreement. Any such Notice of Disagreement shall specify in detail the nature of such disagreement and the amount by which the Company believes Primestar Customers have been overstated. If a Notice of Disagreement is received in a timely manner, then the applicable Primestar Customer Statement, as adjusted in accordance with clause (x) or (y) below, shall become final and binding upon each Party on the earlier of (x) the date the Company and the applicable Providing Person resolve in writing the differences they have with respect to the matter specified in a Notice of Disagreement or (y) the date any disputed matters are finally resolved in writing by the Accounting Firm, as described below; provided, that if any matter in respect of any Providing
                 --------
Person's Primestar Customer Statement is submitted to the Accounting Firm, then the Company shall submit TSAT's Primestar Customer Statement to the Accounting Firm so that the Accounting Firm may review and revise (if necessary) TSAT's Primestar Customer Statement, and TSAT's Primestar Customer Statement as so reviewed and/or revised shall become final and binding upon each Party.

          During the 30 day period following the delivery of a Notice of Disagreement, the Company and the applicable Providing Person shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in such Notice of Disagreement. During such period such Providing Person shall have access to the working papers of the Company and its auditors prepared in connection with the Notice of Disagreement. At the end of such 30 day period, the Company and such Providing Person shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Company and each applicable Providing Person shall jointly request, and shall use their respective commercially reasonable efforts to cause, the Accounting Firm to render a decision resolving the matters submitted to it within 75 days following submission. The Company and each other Party hereby agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and expenses of the Accounting Firm shall be borne equally by the Company and the applicable Providing Person.

          (b) On the 151st day following the Closing Date, the Company shall determine, for each Person's Primestar Customer Statement (as adjusted pursuant to Section 4.03(a)), the number of Recent Primestar Subscribers on such statement which, if subjected to the delinquency tests set forth in the definition of Primestar Customer as of such 151st day, would count as less than one full Primestar Customer (for each such Person, the aggregate amount of such reductions is referred to as such Person's "Recent Customer Reduction"). The
                                            -------------------------
Company shall prepare and deliver to each Providing Person a revised Primestar Customer Statement (a "Revised Primestar Customer Statement") for TSAT and each
                       ------------------------------------
Providing Person, which shall set forth a number of Primestar Customers equal to
(x) the number of Primestar Customers set forth on such Person's Primestar Customer Statement (as adjusted pursuant to Section 4.03(a)) minus (y) such Person's Recent Customer Reduction (as determined by the Company), and the Company shall cooperate in good faith with each Providing Person to respond to any questions such Providing Person may have in respect of such Providing Person's Revised Primestar Customer Statement. During the 30 day period following receipt by the applicable Providing Person of such Providing Person's Revised Primestar Customer Statement, such Providing Person and its independent auditors shall be permitted to review the working papers relating to such Revised Primestar Customer Statement. At the conclusion of such 30 day period, such Providing Person shall give written notice to the Company of its agreement with such Revised Primestar Customer Statement (in which case such Revised Primestar Customer Statement shall be deemed final and binding upon each Party), or shall deliver a Notice of Disagreement. Any such Notice of Disagreement shall specify in detail the nature of such disagreement. If a Notice of Disagreement is received in a timely manner, then the applicable Revised Primestar Customer Statement, as further revised in accordance with clause (x) or (y) below, shall become final and binding upon each Party on the earlier of
(x) the date the Company and the applicable Providing Person resolve in writing the differences they have with respect to the matter specified in a Notice of Disagreement or (y) the date any disputed matters are finally resolved in writing by the Accounting Firm, as described below; provided, that if any matter in respect of any Providing Person's Revised
--------
Primestar Customer Statement is submitted to the Accounting Firm, then the Company shall submit TSAT's Revised Primestar Customer Statement to the Accounting Firm so that the Accounting Firm may review and further revise (if necessary) TSAT's Revised Primestar Customer Statement, and TSAT's Revised Primestar Customer Statement as so further reviewed and/or revised shall become final and binding upon each Party. Upon becoming final and binding as set forth above, a Revised Primestar Customer Statement shall become a "Final Primestar
                                                              ---------------
Customer Statement".
------------------

          During the 30 day period following the delivery of a Notice of Disagreement, the Company and the applicable Providing Person shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement. During such period the Company and its auditors shall have access to the working papers of such Providing Person and its auditors prepared in connection with the Notice of Disagreement. At the end of such 30 day period, the Company and such Providing Person shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Company and each applicable Providing Person shall jointly request, and shall use their respective commercially reasonable efforts to cause, the Accounting Firm to render a decision resolving the matters submitted to it within 75 days following submission. The Company and each other Party hereby agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and expenses of an Accounting Firm shall in each case be borne equally by the Company and the applicable Providing Person.

          (c) Within 5 business days after the Final Primestar Customer Statement of TSAT and each Class C Holder shall have been determined, the Company shall calculate each Class C Holder's Customer Payment. If a Class C Holder's Customer Payment is a positive number, such Class C Holder shall pay that amount to the Company. If a Class C Holder's Customer Payment is a negative number, the Company shall pay the absolute value of that amount to such Class C Holder.

Any such payment shall be made by wire transfer of immediately available funds within 5 business days after written notice from the Company to the applicable Class C Holder of the amount thereof.

          SECTION 4.04.  Adjustment for Capital Contributions.   Within 10 days
                         -------------------------------------
after the Closing Date, the Company shall reimburse each Class C Holder and GE (by wire transfer of immediately available funds) for 100% of any capital contributions made to the Partnership after March 31, 1997 by such Party, as evidenced by the Partnership's records of such contributions; provided, that for
                                                              --------
avoidance of doubt, such reimbursement shall not include any payment in respect of interest on any such amount.

          SECTION 4.05.  Netting.  Any payments pursuant to this Article IV by
                         --------
the Company to any Person on any payment date may be netted against payments due to the Company on such date from such Person pursuant to this Article IV, and in such event the Company shall deliver written notice to such Person setting forth the calculation of such netting.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties of TSAT.  TSAT
                         ---------------------------------------
represents and warrants to each other Party as follows:

          (a)  Organization, Standing and Corporate Power. Each of TSAT and each
               -------------------------------------------
     of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of TSAT and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on TSAT. TSAT has delivered to each other Party complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date of this Agreement.

          (b)  Subsidiaries.  (A) Schedule 5.01(b) lists each subsidiary of
               -------------
     TSAT. All the outstanding shares of capital stock of the TSAT Sub and each such other subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Schedule 5.01(b), are directly owned by TSAT, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries
                     -----
     and except for the ownership interests set forth in Schedule 5.01(b), TSAT does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

          (B) The TSAT Sub was formed by TSAT solely for the purpose of engaging in the transactions contemplated by this Agreement. The TSAT Sub does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than those under this Agreement, the Drop Down Agreement, the Merger Agreements, the Asset Transfer Agreements, the TSAT Merger Agreement, the TSAT Tempo Agreement and the TSAT Stockholders Agreement.

          (c)  Tempo.  Tempo's sole assets and liabilities consist of the Tempo
               ------
     Assets and the liabilities associated therewith (including Tempo's obligations to the Partnership in respect of advances by the Partnership to Tempo). All agreements to which Tempo is a party or bound are listed on
     Schedule 5.01(c). Except as set forth on Schedule 5.01(c), Tempo has no indebtedness for borrowed money and has no other obligations of the type set forth in the definition of "TSAT Debt".

          (d)  Capital Structure.  The authorized capital stock of TSAT consists
               ------------------
     of 185,000,000 shares of TSAT A Stock, 10,000,000 shares of TSAT B Stock and 5,000,000 shares of preferred stock, par value $.01 per share. The authorized capital stock of the TSAT Sub is as set forth in Schedule 5.01(b). At the close of business on February 6, 1998, (i) 58,237,114 shares of TSAT A Stock, 8,465,324 shares of TSAT B Stock and no shares of preferred stock were issued and outstanding, (ii) no shares of TSAT A Stock and no shares of TSAT B Stock were held by TSAT in its treasury, and (iii) 3,700,000 shares of TSAT A Stock and no shares of TSAT B Stock were reserved for issuance pursuant to the TSAT Stock Plans. Except as set forth above, at the close of business on February 6, 1998, no shares of capital stock or other voting securities of TSAT were issued, reserved for issuance or outstanding. Except as set forth in Schedule 5.01(d), there are no outstanding SARs which were not granted in tandem with a related Employee Stock Option. Ten shares of common stock of the TSAT Sub are issued and outstanding and held by TSAT. All outstanding shares of capital stock of TSAT and the TSAT Sub are, and all shares which may be issued pursuant to the TSAT Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in

     Schedule 5.01(d), there are not any bonds, debentures, notes or other indebtedness of TSAT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of TSAT may vote. Schedule 5.01(d) sets forth a complete list of all outstanding options (together with applicable exercise prices) to purchase capital stock of TSAT. Except as set forth in Schedule 5.01(d), there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which TSAT or any of its subsidiaries is a party or by which any of them is bound obligating TSAT or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of TSAT or of any of its subsidiaries or obligating TSAT or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of TSAT or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of TSAT or any of its subsidiaries.

          (e)  Authority; Noncontravention.  TSAT and the TSAT Sub each have the
               ----------------------------
     requisite corporate power and authority to enter into their respective Relevant Agreements and, subject to approval and adoption of the Roll-up Plan by the holders of 66-2/3% of the total voting power of the outstanding shares of TSAT A Stock and TSAT B Stock, voting together as a class (the

     "TSAT Stockholder Approval"), to consummate the transactions contemplated
     --------------------------
     by each of its Relevant Agreements. The execution and delivery by TSAT and the TSAT Sub of their respective Relevant Agreements and the consummation by TSAT and the TSAT Sub of the Restructuring Transaction, the TSAT Merger and the Tempo Sale have been duly authorized by all necessary corporate action on the part of TSAT and the TSAT Sub, subject to the TSAT Stockholder Approval. Each Relevant Agreement of TSAT and the TSAT Sub has been (or upon execution will be) duly executed and delivered by TSAT and/or the TSAT Sub and constitutes (or upon execution will constitute) a valid and binding obligation of TSAT and/or the TSAT Sub, enforceable against TSAT and/or the TSAT Sub in accordance with their respective terms. The execution and delivery of each Relevant Agreement of TSAT and the TSAT Sub does not, and the consummation of the Restructuring Transaction, the TSAT Merger and the Tempo Sale, and compliance with the provisions of such Relevant Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of TSAT or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of TSAT or the comparable charter or organizational documents of any of its subsidiaries, (ii) except as disclosed on Schedule 5.01(e), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to TSAT or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TSAT or any of its subsidiaries or their respective properties or assets, other than, in the case of clause
     (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on TSAT. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the European Community (a "Governmental Entity"), is required by or with respect to TSAT
                   -------------------
     or any of its subsidiaries in connection with (I) the execution and delivery of any Relevant Agreement of TSAT or the TSAT Sub or (II) the consummation by TSAT or the TSAT Sub of the Restructuring Transaction, except for (i) the filing of a premerger notification and report form by TSAT under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (together with the rules and regulations promulgated thereunder, the "HSR
                                                                           ---
     Act"), (ii) applicable approvals of the Federal Communications Commission
     ---
     (the

     "FCC") pursuant to the Communications Act of 1934, as amended, and any
      ---
     regulations promulgated thereunder (the "Communications Act"), (iii) the
                                              ------------------
     filing with the SEC of (x) a proxy statement relating to the TSAT Stockholder Approval (as amended or supplemented from time to time, the

     "Proxy Statement/Prospectus"), (y) a registration statement of the Company
     ---------------------------
     on Form S-4 in connection with the issuance of capital stock of the Company in the TSAT Merger (the "Form S-4") and (z) such reports under Section
                              --------
     13(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as may
                                                        ------------
     be required in connection with this Agreement and the Restructuring Transaction, (iv) the filing of a certificate of merger under the TSAT Merger Agreement and each other Merger Agreement with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which TSAT is qualified to do business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 5.01(e).

          (f)  SEC Documents; Undisclosed Liabilities.  TSAT has filed all
               ---------------------------------------
     required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (the "SEC Documents"). As of their respective
                                     -------------
     dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Exchange
                                              --------------
     Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of TSAT included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 1O-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of TSAT and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents or in Schedule 5.01(f), neither TSAT nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of TSAT and its consolidated subsidiaries or in the notes thereto.

          (g)  Information Supplied.  None of the information supplied or to be
               ---------------------
     supplied by TSAT or any of its subsidiaries for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to TSAT's stockholders or at the time of the meeting of TSAT's stockholders held to vote on approval and adoption of the Roll-up Plan, including, for avoidance of doubt, this Agreement, the Drop Down Agreement, the TSAT Merger Agreement and the TSAT Tempo Agreement (the "TSAT Stockholders Meeting"),
                                                  -------------------------
     contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements of TSAT included in the Form S-4 and the Proxy Statement/ Prospectus will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and will be prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of TSAT and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by TSAT with respect to statements made or incorporated by reference therein based on information supplied by any other Party for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

          (h)  Absence of Certain Changes or Events.  Except as disclosed in the
               -------------------------------------
     SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Schedule 5.01(h), since the
                     -------------------
     date of the most recent audited financial statements included in the Filed SEC Documents, TSAT has conducted its business only in the ordinary course, and there has not been (i) any Material Adverse Change in TSAT, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of TSAT's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by TSAT or any of its subsidiaries to any executive officer or director of TSAT or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by TSAT or any of its subsidiaries to any such executive officer or director of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by TSAT or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or director, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a Material Adverse Effect on TSAT, or (vi) any change in accounting methods, principles or practices by TSAT materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (i)  Litigation.  Except as disclosed in the Filed SEC Documents or in
               -----------
     Schedule 5.01(i), there is no suit, action or proceeding pending or, to the knowledge of TSAT, threatened against or affecting TSAT or any of its subsidiaries (and TSAT is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TSAT, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TSAT or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (j)  Absence of Changes in Benefit Plans.  Except as disclosed in the
               ------------------------------------
     Filed SEC Documents or in Schedule 5.01(j), since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by TSAT or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of TSAT or any of its subsidiaries (collectively, "Benefit Plans"). Except as disclosed in the
                                  -------------
     Filed SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between TSAT or any of its subsidiaries and any current or former employee, officer or director of TSAT or any of its subsidiaries.

          (k)  ERISA Compliance.  (i)  Schedule 5.01(k) contains a list and
               -----------------
     brief description of all "employee pension benefit plans" (as defined in
     Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"),
                                                          -------------
     "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by TSAT or any of its subsidiaries for the benefit of any current or former employees, officers or directors of TSAT or any of its subsidiaries. TSAT has delivered to each other Party true, complete and correct copies of (v) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (w) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (x) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (y) each trust agreement and group annuity contract relating to any Benefit Plan and
     (z) the most recent actuarial and financial valuations prepared with respect to each Benefit Plan.

          (ii) Except as disclosed in Schedule 5.01(k), all Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are so qualified and exempt from Federal income Taxes under Section 501(a) of the Code, and no such determination letter has been revoked nor, to the knowledge of TSAT, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

          (iii) Each Benefit Plan has been administered in material compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws. No event has occurred that could reasonably be expected to result in material liability with respect to the Benefit Plans. There are no pending or, to the knowledge of TSAT, threatened investigations, claims or lawsuits (other than routine benefit claims) with respect to the Benefit Plans that could reasonably be expected to result in material liability to the Benefit Plans, TSAT or its subsidiaries.

          (iv) No Pension Plan that TSAT or any of its subsidiaries maintains, or to which TSAT or any of its subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "Multiemployer
                                                                -------------
     Pension Plans"), had, as of the respective last annual valuation date for
     -------------
     each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to each other Party. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of TSAT, any of its subsidiaries, any officer of TSAT or any of its subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject TSAT, any of its subsidiaries or any officer of TSAT or any of its subsidiaries to the Tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any of the Benefit Plans during the last five years. Neither TSAT nor any of its subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

           (v) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 5.01(k), (x) each such Benefit Plan that is a "group health plan", as such term is defined in
     Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (y) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to TSAT or any of its subsidiaries on or at any time after the Effective Time.

          (vi) Except as disclosed in Schedule 5.01(k), consummation of the transactions contemplated by this Agreement will not result in any increased compensation or benefits, or the acceleration of the payment of any increased compensation or benefits for any current or former employee or director of TSAT or its subsidiaries.

          (l)  Taxes.  Except as disclosed in Schedule 5.01(l), each of TSAT and
               ------
     each of its subsidiaries has filed all material Tax returns and reports required to be filed by it and has paid (or TSAT has paid on its behalf) all material Taxes required to be paid by it, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all material Taxes payable by TSAT and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any material Taxes have been proposed, asserted or assessed against TSAT or any of its subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all Federal, state, local and foreign income,
      -----
     property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (m)  No Excess Parachute Payments.  Other than payments that may be
               -----------------------------
     made to the persons listed on Schedule 5.01(m) (the "Primary Executives"),
                                                          ------------------
     any amount that could be received (whether in cash or property or the vesting of property) as a result of the Restructuring Transaction by any employee, officer or director of TSAT or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Set forth in Sched-ule 5.01(m) is (i) the maximum amount that could be paid to each Primary Executive as a result of the transactions contemplated by this Agreement and the TSAT Merger Agreement under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Executive calculated as of the date of this Agreement.

          (n)  Voting Requirements.  The TSAT Stockholder Approval is the only
               --------------------
     vote of the holders of any class or series of TSAT's capital stock necessary to approve the Roll-up Plan, including, for avoidance of doubt, this Agreement, the Drop Down Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement, the Restructuring Transaction, the TSAT Merger and the Tempo Sale, and the respective transactions contemplated by such agreements.

          (o)  State Takeover Statutes.  The Board of Directors of TSAT has
               ------------------------
     unanimously approved the Roll-up Plan, including, for avoidance of doubt, the Restructuring Transaction, the TSAT Merger, the Tempo

     Sale, the Voting Agreements, this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement and the TSAT Stockholders Agreement, and such approval is sufficient to render inapplicable to the Roll-up Plan, the Restructuring Transaction, the TSAT Merger, the Tempo Sale, the Voting Agreements, this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement and the TSAT Stockholders Agreement, the provisions of Section 203 of the DGCL.

          (p)  Brokers; Schedule of Fees and Expenses. Except for Merrill Lynch
               ---------------------------------------
     & Co. Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Restructuring Transaction, the TSAT Merger and the Tempo Sale, based upon arrangements made by or on behalf of TSAT. The estimated fees and expenses incurred and to be incurred by TSAT in connection with this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement, the Restructuring Transaction, the TSAT Merger and the Tempo Sale (including the fees of TSAT's legal counsel) are set forth in Schedule 5.01(p).

          (q)  Opinion of Financial Advisor.  TSAT has received the opinion of
               -----------------------------
     Merrill Lynch & Co. Incorporated, dated as of a date on or about the date of this Agreement, a complete and correct copy of which has been provided to each Party.

          SECTION 5.02.  Representations and Warranties of Certain Parties.
                         --------------------------------------------------
Each of Comcast, Cox, GE, MediaOne, TWE and Newhouse, severally and not jointly, represents and warrants (each in such capacity, a "Representor") to each other
                                                   -----------
Party as follows:

          (a)  Organization, Standing and Corporate Power. Such Representor and
               -------------------------------------------
     each of its Subsidiaries, if any, is a corporation or partnership duly organized or formed, validly existing and, in the case of a corporation, in good standing, under the laws of the jurisdiction in which it is incorporated or formed and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Such Representor and each of its

     Subsidiaries, if any, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on such Representor.

          (b)  Subsidiaries; All Assets.  (A) The authorized capital stock of
               -------------------------
     such Representor's Subsidiaries, if any, and the number of shares of such capital stock that are issued and outstanding, are as set forth on such Representor's Schedule 5.02(b)(A). Except as set forth on such Representor's Schedule 5.02(b)(A), no shares of capital stock or other voting securities of any of such Representor's Subsidiaries, if any, are issued, reserved for issuance or outstanding. All the outstanding shares of capital stock of each of such Representor's Subsidiaries, if any, have been validly issued, fully paid and nonassessable and are owned, directly or indirectly, by such Representor free and clear of all Liens.

          (B) Except as disclosed on such Representor's Schedule 5.02(b)(B), on and as of the Closing Date: (i) the sole assets of each Subsidiary of such Representor, if any, will be Primestar Assets and Partnership Interests and such Subsidiary's rights under its Merger Agreement or Asset Transfer Agreement; (ii) no Subsidiary of such Representor will own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity, other than Partnership Interests; (iii) no Subsidiary of such Representor will have any obligations or liabilities of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, other than Primestar Liabilities (which shall not include any Primestar Debt unless such Representor is Comcast, Newhouse, TWE or GE), and such Subsidiary's obligations under its Merger Agreement or Asset Transfer Agreement; and (iv) no Subsidiary of such Representor will have any employees other than Selected Employees.

          (c)  Authority; Noncontravention.  Such Representor and each of its
               ----------------------------
     Subsidiaries, if any, has the requisite corporate power and authority to enter into its Relevant Agreements and to consummate the transactions contemplated by each of its Relevant Agreements. The execution and delivery by such Representor and each of its Subsidiaries, if any, of its Relevant Agreements and the consummation by such Representor and such Subsidiaries of the Restructuring Transaction have been duly authorized by all necessary corporate or partnership action on the part of such Representor and such Subsidiaries. Each Relevant Agreement of such Representor and each of its Subsidiaries, if any, has been (or upon execution will be), duly executed and delivered by such Representor or Subsidiary, as applicable, and constitutes (or upon execution will constitute) a valid and binding obligation of such Representor or Subsidiary, as applicable, enforceable against such Representor or Subsidiary, as applicable, in accordance with their respective terms. The execution and delivery of each Relevant Agreement of such Representor or any of its Subsidiaries, if any, does not, and the consummation of the Restructuring Transaction and compliance with the provisions of such Relevant Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Representor or Subsidiary under, (i) its certificate of incorporation or by-laws or partnership agreement, as applicable, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Representor or Subsidiary or their properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Representor or Subsidiary or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a

     Material Adverse Effect on such Representor. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Representor or any of its subsidiaries in connection with (I) the execution and delivery of any Relevant Agreement of such Representor or any of its Subsidiaries, if any, or (II) the consummation by such Representor or any of its Subsidiaries, if any of the Restructuring Transaction, except for (i) the filing of a premerger notification and report form by such Representor under the HSR Act, (ii) applicable approvals of the FCC pursuant to the Communications Act, (iii) the filing with the SEC of (x) the Proxy Statement/Prospectus, (y) the Form S-4 and (z) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the Restructuring Transaction, (iv) the filing of a certificate of merger and appropriate documents with the relevant authorities of other states in which such Representor is qualified to do business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on such Representor's Schedule 5.02(c).

          (d)  Information Supplied.  None of the informa tion supplied or to be
               ---------------------
     supplied by such Representor or any of its subsidiaries for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or
     (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to TSAT's stockholders or at the time of the TSAT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements of such Representor's Primestar Business included in the Form S-4 and the Proxy

     Statement/Prospectus will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and will be prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of such Representor's Primestar Business as of the dates thereof and the consolidated results of operations and cash flows of such Representor's Primestar Business for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (e)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
     such Representor's Schedule 5.02(e), since June 11, 1997, such Representor has conducted its Primestar Business (directly or through its Subsidiaries, if any) only in the ordinary course, and there has not been (i) any Material Adverse Change in such Representor's Primestar Business or (ii) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a Material Adverse Effect on such Representor.

          (f)  Litigation.  Except as disclosed on such Representor's Schedule
               -----------
     5.02(f), there is no suit, action or proceeding pending or, to the knowledge of the Representor, threatened against or affecting such Representor or such Representor's Primestar Assets or Partnership Interest or any Subsidiary of such Representor (and the Representor is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on such Representor, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against such Representor or any of its Primestar Assets or Partnership Interest or any Subsidiary of such Representor having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (g)  Taxes.  Such Representor and each of its Subsidiaries, if any,
               ------
     have filed all material Tax returns and reports required to be filed by them and have paid all material Taxes required to be paid by them, with respect to their Primestar Assets and Partnership Interest. Except as disclosed on such Representor's Schedule 5.02(g), no deficiencies for any material Taxes have been proposed, asserted or assessed against such Representor or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

          (h)  Employee Matters.  Neither the Representors, their Subsidiaries
               -----------------
     nor any entity required to be treated with the Representors as a single employer under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA (other than insurance premiums not yet due). Each of the employee benefit plans (as defined in Section 3(3) of ERISA) covering any current or former employee of the Subsidiaries or the Primestar Business (the "Representors' Benefit Plans") is in material compliance with ERISA, the Code and all other applicable laws. No event or condition has occurred with respect to the Representors' Benefit Plans that could give rise to any liability of the Subsidiaries or the Primestar Business.

          SECTION 5.03.  Special Representation. (a) Comcast represents and
                         -----------------------
warrants to each other Party that Comcast Sub I and Comcast Sub II, together, hold all of the Primestar Assets and Partnership Interests of Comcast's Primestar Business.

          (b) Cox represents and warrants to each other Party that Cox Sub holds all of the Primestar Assets and Partnership Interests of Cox's Primestar Business;

          (c) MediaOne represents and warrants to each other Party that MediaOne, the MediaOne Transferors, and MediaOne Sub, together, hold all of the Primestar Assets and Partnership Interests of US West's Primestar Business.

          (d) TWE and Newhouse, jointly and severally, represent and warrant to each other Party that except as disclosed on TWE's Schedule 5.03(d), TWE and Newhouse together hold all of the Primestar Assets and Partnership Interests of TWE's and Newhouse's Primestar Business.

          (e) GE represents and warrants to each other Party that GE Sub holds all of the Partnership Interests of GE.


                                   ARTICLE VI
                         COVENANTS RELATING TO BUSINESS

          SECTION 6.01.  Alternative Transactions.  (a) Prior to the Closing
                         -------------------------
Date, TSAT agrees that neither it nor any of its subsidiaries shall, nor shall it or any of its subsidiaries permit their respective officers, directors, employees, agents and representatives to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction that would impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated in this Agreement, or could reasonably be expected to have such effect. Prior to the Closing Date, neither the Board of Directors of TSAT nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to any other Party, the approval or recommendation by such Board of Directors or any such committee of the Roll-up Plan, including, for avoidance of doubt, the Restructuring Transaction, the TSAT Merger, the Tempo Sale, the Voting Agreements, this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement or the TSAT Stockholders Agreement or (ii) approve or recommend, or propose to approve or recommend, any alternative transaction of the type described in the first sentence of this Section 6.01.

          (b) Each of TSAT, Comcast, Cox, GE, MediaOne, TWE and Newhouse, severally and not jointly, agrees that prior to the Closing Date, it will not, and it will not permit any of its subsidiaries to, sell, or agree to sell, all or any part of its Primestar Assets or Partnership Interests to any other Person, except for sales of Primestar Inventory in the ordinary course of business consistent with past practice; provided, that the foregoing shall not
                                        --------
apply to any transfers between TWE and Newhouse and their affiliates; and provided, further, that the foregoing shall not apply to any indirect transfer
--------  -------
resulting from a merger of, a sale of substantially all the assets of, a spin-off by, or a similar transaction involving all or any significant part of, any of Comcast, Cox, GE, US West, TWE, Time Warner Inc. or Newhouse (so long as the successor entity that succeeds to its predecessor(s) obligations under this Agreement, after giving effect to such transaction, continues to (x) be bound by the provisions of this Agreement to the same extent as such predecessor(s) and
(y) hold, directly or indirectly, substantially all the cable systems that such predecessor(s) held prior to consummation of such transaction).

          SECTION 6.02.  Interim Operations of TSAT.  For the period from June
                         ---------------------------
11, 1997 until the Closing Date, TSAT:

          (a) shall not (and shall cause each of its subsidiaries not to), take any action that would result in any representation or warranty of TSAT being untrue in any material respect;

          (b) shall (and shall cause each of its subsidiaries to), conduct its business and operations according to its ordinary course of business consistent with past practice;

          (c) shall use its commercially reasonable efforts to preserve intact its and its subsidiaries' business organization;

          (d) shall use its commercially reasonable efforts to keep available the services of its and its subsidiaries' officers and employees;

          (e) except for the amendments to the Company's certificate of incorporation and by-laws as contemplated by Section 3.01, shall not (and shall cause each of its subsidiaries not to) amend its certificate of incorporation or by-laws;

          (f) shall not (and shall cause each of its subsidiaries not to) authorize for issuance, issue, sell, deliver, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (i) shares issued upon exercise of any rights, warrants or options outstanding as of June 11, 1997 or, in the case of Benefit Plans existing as of June 11, 1997, any rights, warrants or options authorized under such existing plans and shares issued upon exercise thereof and (ii) Employee Stock Options issued to directors, officers or other employees of TSAT in the ordinary course of business and consistent with past practice);

          (g) shall not (and shall cause each of its subsidiaries not to) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or any other ownership interests (whether in stock or property or a combination thereof) or (iii) directly or indirectly purchase, redeem or otherwise acquire any shares of or options or warrants or rights relating to its capital stock or that of any of its subsidiaries, or make any commitment for any such action;

          (h) shall not (and shall cause each of its subsidiaries not to) (i) create, incur, assume, maintain or permit to exist any long term debt or short term debt for borrowed money (other than (x) under lines of credit and other credit facilities of TSAT existing on the date of this Agreement and described in Schedule 6.02(h) and debt securities outstanding on the date of this Agreement and in respect of capitalized lease obligations, not to exceed $525,000,000 in the aggregate, and (y) the Interim Financing Debt, (ii) issue or sell any debt securities, (other than borrowings under existing lines of credit in the ordinary course of business), (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except the Partnership and/or TSAT's wholly owned subsidiaries, or
     (iv) make any loans, advances or capital contributions to or investments in any other Person other than in the ordinary course of business and consistent with past practice;

          (i) shall not make any change to its (or any of its subsidiaries') accounting (including Tax accounting) methods, principles, practices, or policies, other than those required by GAAP and except, in the case of Tax accounting methods, principles or practices, in the ordinary course of business of TSAT or any of its subsidiaries;

          (j) shall not make any payment in respect of indebtedness for borrowed money (other than payments in accordance with the terms of such indebtedness (as they existed as of June 11, 1997 if incurred prior to such date));

          (k) shall not (and shall cause each of its subsidiaries not to), sell, lease, transfer, mortgage, subject to any Lien or otherwise dispose of, any of its properties or assets except in the ordinary course of business;

          (l) shall not (and shall cause each of its subsidiaries not to), acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to TSAT and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (m) shall not (and shall cause each of its subsidiaries not to), purchase or acquire any property or assets from or otherwise engage in any transactions with, any Person that is affiliated with (i) TSAT, (ii) Malone or (iii) TCI, other than in the ordinary course of business and consistent with past practice and on terms and conditions not less favorable to TSAT than could be obtained on an arm's length basis from unrelated third parties;

          (n) shall not (and shall cause the Company not to) amend, modify, deliver any consent under or terminate, or agree to amend, modify, deliver any consent under or terminate, any provision of the TSAT Stockholders

     Agreement, the TSAT Merger Agreement or the TSAT Tempo Agreement, unless each other Party shall have consented thereto;

          (o) shall (and shall cause the Company to), comply with its respective obligations under the TSAT Stockholders Agreement, the TSAT Merger Agreement and the TSAT Tempo Agreement;

          (p) shall cause the Company not to waive any defaults under the TSAT Stockholders Agreement, the TSAT Merger Agreement or the TSAT Tempo Agreement, unless each other Party shall have consented thereto; and

          (q) shall not, and shall cause the Company not to, agree to do any of the foregoing.

          SECTION 6.03.  Interim Operations of each Class C Holder.  For the
                         ------------------------------------------
period from June 11, 1997 until the Closing Date, GE, with respect to clause (a) below only, and each Class C Holder, with respect to its Primestar Business, Primestar Assets and its Subsidiaries, if any:

          (a) except as otherwise provided in the Transition Term Sheet, shall not, and shall cause its Subsidiaries not to, take any action that would result in any representation or warranty of such Class C Holder or GE being untrue in any material respect;

          (b) except for transactions required in connection with consummation of the Restructuring Transaction and except as otherwise provided in the Transition Term Sheet, shall conduct its Primestar Business according to its ordinary course of business consistent with past practice;

          (c) except as otherwise provided in the Transition Term Sheet, shall use its commercially reasonable efforts to preserve intact the organization of its Primestar Business; and

          (d) except as otherwise provided in the Transition Term Sheet, and except for the orderly transitioning of Terminated Employees, shall use its commercially reasonable efforts to keep available the services of the officers and employees of its Primestar Business, to the extent failure to do so would have a Material Adverse Effect on such Class C Holder.

          SECTION 6.04.  Other Actions.  Subject to Section 7.04(b), each of
                         --------------
TSAT and each Class C Holder and (for purposes of clauses (a) through (c) below) GE, hereby agrees to take no action that would reasonably be expected to cause:

          (a) the failure of any such Party to perform and comply in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by such Party on or prior to the Closing Date;

          (b) the failure of any such Party to obtain all necessary approvals or appropriate consents of any United States Federal or state governmental entity or any other third party in connection with the consummation of the transactions contemplated herein, including approvals and consents under the HSR Act and applicable FCC rules and regulations;

          (c) the institution of any suit, action or proceeding challenging, seeking to restrain, prohibiting or adversely affecting in any material respect the consummation of the transactions contemplated herein; or

          (d) any Material Adverse Effect, in the case of TSAT, on TSAT, and in the case of each Class C Holder, on such Class C Holder.


                                  ARTICLE VII
                              ADDITIONAL COVENANTS

          SECTION 7.01.  Preparation of Form S-4 and the Proxy
                         -------------------------------------
Statement/Prospectus; TSAT Stockholders Meeting. (a)  Each Party shall cooperate
------------------------------------------------
in the preparation of the Proxy Statement/Prospectus and the Form S-4 and all pre- and post-effective amendments thereto and the filing thereof with the SEC. Such cooperation shall include, without limitation, (i) preparation of historical and pro forma financial statements relating to such Party required to be included in such filings, (ii) provision of financial and other information relating to such Party required to be included in such filings, (iii) engagement of accountants to report on and provide comfort letters in customary form in respect of financial information provided by such Party for inclusion in such filings (which comfort letters will be received by TSAT in accordance with customary practice) and (iv) responding to comments relating to such Party received from the staff of the SEC in respect of such filings promptly after receipt thereof.

          (b) Each Party shall be entitled to review any materials related to the Proxy Statement/Prospectus at any time and from time to time prior to their mailing to the TSAT stockholders, and to comment thereon, and TSAT and the Company shall incorporate into such materials each Party's reasonable comments thereon so that such materials are reasonably acceptable to each Party. TSAT shall cause the Company to prepare and file with the SEC the Form S-4 in which the Proxy Statement/Prospectus will be included as a prospectus, as promptly as practicable after the date of this Agreement. Each of TSAT and the Company shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. TSAT will use its best efforts to cause the Proxy Statement/Prospectus to be mailed to TSAT's stockholders as promptly as practicable after the date the Form S-4 is declared effective under the Securities Act. TSAT and the Company shall also take any commercially reasonable action (other than qualifying to do business in any jurisdiction in which TSAT is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of capital stock of the Company in the Restructuring Transaction.

          (c) TSAT will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the TSAT Stockholders Meeting, and will use its best efforts to cause the TSAT Stockholders Meeting to be held as promptly as practicable after the date the Proxy Statement/Prospectus is mailed to the TSAT Stockholders, and to cause the TSAT Stockholder Approval to be obtained at such meeting. TSAT will, through its Board of Directors, recommend to its stockholders approval of the Roll-up Plan, including, for avoidance of doubt, this Agreement, the TSAT Merger Agreement and the Restructuring Transaction. Without limiting the generality of the foregoing, TSAT agrees that its obligations pursuant to the first sentence of this Section 7.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to TSAT of any alternative transaction of the type referred to in
Section 6.01.

          (d) The Parties acknowledge and agree that, subject to Section 7.04(b), they shall each use their commercially reasonable efforts to cause the Closing to occur by March 31, 1998 (or as soon as reasonably practicable thereafter), and to cause the TSAT Stockholders Meeting to occur sufficiently prior to such date to permit the Closing to occur by such date.

          SECTION 7.02.  Listing Application.  The Company and TSAT shall
                         --------------------
prepare and submit to NASDAQ listing applications covering the shares of Class A Stock and Class B Stock issuable by the Company pursuant to the TSAT Merger, and shall use their respective best efforts to obtain, prior to the Effective Time, approval for the listing of such stock, subject to official notice of issuance.

          SECTION 7.03.  Access to Information; Confidenti ality.   The Company
                         ----------------------------------------
and TSAT shall afford to each Class C Holder and GE, and each Class C Holder and GE shall afford to TSAT, and, in each case, to the officers, employees, accountants, counsel, financial advisors and other representatives of such Parties, reasonable access during normal business hours during the period prior to the Effective Time to (i) in the case of TSAT and each TSAT Sub, all their respective properties, books, contracts, commitments, personnel and records and
(ii) in the case of each Class C Holder and GE, all their respective properties, books, contracts, commitments, personnel and records in respect of their Primestar Assets and Subsidiaries, if any. Each of the foregoing parties agrees to use its best efforts in good faith to obtain all waivers and consents necessary under any confidentiality or non-disclosure agreement (other than any such agreement with a Party seeking disclosure hereunder, as to which the Party seeking disclosure shall be deemed to have waived such confidentiality or non-disclosure with respect to itself) to afford reasonable access to the applicable Party. During such period, each of the Company and TSAT shall, and shall cause each of its respective subsidiaries to, furnish promptly to each other Party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request. Except as required by law, each Party will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence until such time as such information becomes publicly available (otherwise than through the wrongful act of any such Person) and shall use its best efforts to ensure that such Persons do not disclose such information to others without the prior written consent of the applicable Party from whom such information was received. In the event of the termination of this Agreement for any reason, each Party shall promptly return or destroy all documents containing nonpublic information so obtained from any other Party or any of its subsidiaries and any copies made of such documents.

          SECTION 7.04.  Commercially Reasonable Efforts; Notification.  (a)
                         ----------------------------------------------
Upon the terms and subject to the conditions set forth in this Agreement, each Party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring Transaction, the TSAT Merger and (if the TSAT Merger shall not first have been consummated) the Tempo Sale, including using its commercially reasonable efforts to (i) obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtain all necessary consents, approvals or waivers from third parties, (iii) respond to requests for information from the Department of Justice, the Federal Trade Commission, the FCC and any other Governmental Entity relating to the Restructuring Transaction, the TSAT Merger or the Tempo Sale, (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or all or any part of the Restructuring

Transaction, the TSAT Merger or the Tempo Sale, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, TSAT and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Roll-up Plan, including, for avoidance of doubt, the Restructuring Transaction, the TSAT Merger, the Tempo Sale, the Voting Agreements, this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement or the TSAT Stockholders Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Restructuring Transaction, the TSAT Merger, the Tempo Sale, the Voting Agreements, this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement or the TSAT Stockholders Agreement, take all action necessary to ensure that the Restructuring Transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Restructuring Transaction, the TSAT Merger and the Tempo Sale.

          (b) Notwithstanding anything to the contrary in this Agreement, no Party shall be required to agree to any prohibition, limitation or other requirements that would (i) prohibit or limit the ownership or operation by such Party or any of its subsidiaries or affiliates of any portion of the business or assets of such Party or any of its subsidiaries or affiliates, or compel such Party or any of its subsidiaries or affiliates to dispose of or hold separate any portion of the business or assets of such Party or any of its subsidiaries or affiliates, (ii) impose limitations on the ability of such Party to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company, including the right to vote the capital stock of the Company acquired by it on all matters properly presented to the stockholders of the Company, (iii) prohibit such Party or any of its subsidiaries or affiliates from effectively controlling in any material respect the business or operations of such Party or any of its subsidiaries or affiliates or (iv) change in any respect the governance of the Company from that set forth in the Charter and By-laws, or change such Party's rights under the Stockholders Agreement or the Newhouse Voting Agreement, or impose limitations on the ability of such Party to exercise any such rights.

          (c) Each Party shall give prompt written notice to the other Parties of (i) any representation or warranty contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that
                                                       --------  -------
no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 7.05.  Primestar Customers.  None of TSAT, TWE, Newhouse, Cox,
                         --------------------
Comcast or MediaOne shall engage in any unusual selling or subscriber retention practices (including rebates, give-backs, discounts and debt forgiveness outside the ordinary course of business consistent with past practice) prior to the Closing that are designed to inflate their Primestar Customer additions or retentions beyond normal levels, and thereby increase the percentage of high risk customers. The Company shall be entitled to review individual PRIMESTAR subscriber records of each such Party to ensure that the foregoing has been complied with, and instances of noncompliance shall be deemed to be overstatements for purposes of the adjustment pursuant to Section 4.03(a) (and shall be subject to the dispute resolution procedure set forth in Section 4.03(a)).

          SECTION 7.06.  GE Agreements.  The Company shall succeed to and assume
                         --------------
the rights and obligations of the Partnership to GE under the existing agreements between the Partnership and GE or its affiliates, including, without limitation, the Ku-1 User Agreement between Primestar and GE, dated as of February 8, 1990 and the Amended and Restated Memorandum of Agreement, dated as of October 18, 1996, with GE.

          SECTION 7.07.  Equipment.  Each party to this Agreement hereto
                         ----------
acknowledges that the ground equipment and

"System" technology to be used by the Company in its high power business will be General Instrument's DigiCipher II technology.

          SECTION 7.08.  Financing; Letters of Credit.  (a) TSAT shall use its
                         -----------------------------
commercially reasonable efforts to arrange for financing sufficient to enable the Company to pay the cash and assume the indebtedness contemplated to be paid and assumed pursuant to Section 3.05, and shall consult with each of Comcast, Cox, MediaOne, TWE, Newhouse and GE in respect of the terms of such financing.

          (b) TSAT shall negotiate in good faith with the banks in respect of the TSAT Credit Agreement Amendment and the Supplemental Indentures and shall use its best efforts to ensure that the TSAT Credit Agreement Amendment and the Supplemental Indentures are entered into as soon as is reasonably practicable after the date hereof.

          (c) Each of Comcast, Cox, MediaOne and TWE, severally and not jointly, agrees to maintain each of its Letters of Credit as in existence on the date of this Agreement on the respective terms of such Letters of Credit, and in consideration thereof, the Company shall pay to each such Party by wire transfer of immediately available funds (i) on the Closing Date, a fee (the "Up-Front
                                                                    --------
Fee") equal to 0.125% of the aggregate face amount of such Party's Letters of
---
Credit and (ii) on the first business day of each month during which such Party's Letters of Credit are in effect, a fee (the "Monthly Fee") equal to
                                                     -----------
0.10% of the aggregate face amount of such Party's Letters of Credit (retroactive to January 1, 1998). Each of Comcast, Cox, MediaOne and TWE, severally and not jointly, agrees that prior to the expiration of its respective Letters of Credit referred to above, such Party shall extend the maturity of such Letters of Credit to June 30, 1999, and the Monthly Fee shall be payable in respect of each such extended Letter of Credit in the same manner set forth above. In addition, the Company shall reimburse each of Comcast, Cox, MediaOne and TWE for all commitment fees and other costs incurred by such Parties in respect of their Letters of Credit, as incurred, but only to the extent the Company (directly or through TSAT) shall have agreed to reimburse such amounts to TCI in respect of its Letters of Credit.

          SECTION 7.09.  Agreements.  On the Closing Date, each Party and the
                         -----------
Company shall enter into the agreements referenced in Section 4.01.

          SECTION 7.10.  Compliance.  (a)  During the period from the date
                         -----------
hereof through the Closing Date, each Representor shall cause each of its Subsidiaries, if any, to comply with and perform its obligations under each Relevant Agreement of any such Subsidiary.

          (b) During the period from the date hereof through the Closing Date, TSAT shall cause the TSAT Sub to comply with and perform its obligations under each Relevant Agreement of the TSAT Sub.

          SECTION 7.11.  ASkyB Transaction.  (a) The Parties acknowledge and
                         -----------------
agree that the intent and desire of the Parties is to close both the Restructuring Transaction and the transactions contemplated by the ASkyB Agreement as promptly as possible and simultaneously if feasible. The Parties hereto agree that the closing of the Restructuring Transaction is not contingent on the closing of the transactions contemplated by the ASkyB Agreement. The Parties hereto agree that if all conditions to the closing of the Restructuring Transaction set forth in Article VIII are satisfied (or otherwise waived) prior to the satisfaction (or waiver) of all conditions to the closing of the transactions contemplated by the ASkyB Agreement, the Parties hereto agree promptly to close the Restructuring Transaction.

          (b) Subject to Section 7.04(b), the Parties shall cooperate with each other in good faith to consummate the transactions contemplated by the ASkyB Agreement. Subject to the preceding paragraph, the Parties shall also use commercially reasonable efforts to respond to requests for information from the Department of Justice, the Federal Trade Commission, the FCC and any other Governmental Entity relating to the transactions contemplated by the ASkyB Agreement, and to prepare and make such other filings as may be reasonably required to apply for any approvals, authorizations and consents of any Governmental Entity regarding the transactions contemplated by the ASkyB Agreement as may be required by applicable law or regulation, and to prepare and provide each other Party with the financial information regarding such Party and its

Primestar Business (subject to appropriate confidentiality safeguards) as may be reasonably required to comply with the requirements of such laws and regulations, including the requirements of the Securities Act or the Exchange Act relating to any filings to be made by TSAT or the Company in connection with the transactions contemplated by the ASkyB Agreement, in each case on as prompt a basis as is reasonably practicable.

          SECTION 7.12.  Indemnification.  (a) Indemnification by the Company.
                         ----------------      -------------------------------
If the Closing shall occur, the Company and its subsidiaries, jointly and severally, shall indemnify each of TSAT, Comcast, Cox, MediaOne, TWE, Newhouse, GE, each affiliate of TSAT, Comcast, Cox, MediaOne, TWE, Newhouse or GE, and each of their respective officers, directors, employees and agents against and hold them harmless from (i) any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and disbursements and other reasonable professional fees and disbursements, whether or not litigation is instituted) (collectively, "Losses") suffered or incurred by any such
                            ------
indemnified party arising out of or resulting from any Primestar Liabilities of any of TSAT, Comcast, Cox, MediaOne, TWE, Newhouse or GE (or any of their respective affiliates), (ii) any and all Losses arising out of or resulting from the operation by the Company, its subsidiaries, or any of their respective predecessors of the Primestar Business or the Digital Satellite Business or the ownership by the Company, its subsidiaries, or any of their respective predecessors of the Primestar Assets or any assets used primarily in the Digital Satellite Business (the "Digital Satellite Assets"), whether before, on or after
                         ------------------------
the Closing Date and (iii) any and all Losses arising out of or resulting from the business, affairs, assets or liabilities of the Company and its subsidiaries, whether arising before, on or after the Closing Date.

          (b)  Indemnification by Comcast, Cox, MediaOne, TWE, Newhouse and GE.
               ----------------------------------------------------------------
If the Closing shall occur, each of Comcast, Cox, MediaOne, TWE, Newhouse and GE, severally and not jointly, shall indemnify the Company its subsidiaries and each of their respective officers, directors, employees and agents against and hold them harmless from, any and all Losses arising out of or resulting from (A) such indemnitor's Excluded Liabilities, (B)(i) the operation by such indemnitor, its subsidiaries or any of their respective predecessors of any business other than the Primestar Business or the Digital Satellite Business or (ii) the ownership by such indemnitor, its subsidiaries or any of their respective predecessors of any assets other than Primestar Assets or Digital Satellite Assets, in any such case whether before, on or after the Closing Date or (C) any and all Losses arising out of or resulting from the business, affairs, assets or liabilities, other than Primestar Liabilities, of such indemnitor after the Closing Date.

          (c)  Indemnification by Comcast, Cox, MediaOne and GE.  If the Closing
               -------------------------------------------------
shall occur, each of Comcast, Cox, MediaOne and GE, severally and not jointly, shall indemnify the Company its subsidiaries and each of their respective officers, directors, employees and agents against and hold them harmless from, any and all Losses arising out of or resulting from the breach of any of such indemnitor's representations and warranties set forth in Section 5.02(b)(B).

          (d)  Procedures.  Any party seeking indemnification hereunder shall
               -----------
give prompt notice to the other party of any claim as to which indemnification is sought, and the indemnifying party shall have the right to control, at its own expense, the conduct of any such claim, and any litigation arising out of such claim. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the party seeking indemnification hereunder shall have the right, at its own expense, to participate in (but not control) the defense of any third-party claim giving rise to a claim of indemnification hereunder, and shall have the right to control (with counsel of its own choice and at the expense of the indemnifying party) the defense of any such third party claim if such third party claim shall seek any material non-monetary damages or criminal penalties, or if the indemnifying party shall also be a party or potential party to such claim (or another claim based on substantially similar facts) and the party seeking indemnification shall have received an opinion of counsel stating that the party seeking indemnification has substantive defenses to such claim that are different from and potentially inconsistent with those available to the indemnifying party.

          SECTION 7.13.  Tax Indemnification.  (a)  Each of Comcast, Cox, and GE
                         --------------------
(each, in such capacity, a "MergerIndemnitor") shall indemnify the Company, its
                            ----------------
affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from (i) all liability for Covered Taxes of the MergerIndemnitor's Subsidiary for the Pre-Closing Tax Period, (ii) all liability (as a result of Treasury Regulation
(S) 1.1502-6(a) or otherwise) for Covered Taxes of any corporation which, prior to the Closing, was affiliated with the MergerIndemnitor's Subsidiary or with which the MergerIndemnitor's Subsidiary, prior to the Closing, otherwise filed a consolidated, combined, unitary or aggregate Tax return, (iii) all liability for Covered Taxes resulting from the merger of the MergerIndemnitor's Subsidiary with and into the Company failing to qualify under either (I) Section 351(a) of the Code coupled with a deemed liquidation of the MergerIndemnitor's Subsidiary under Section 332 of the Code or (II) Section 368(a) of the Code, (except, in either such case, if and to the extent any failure to so qualify attributable to any action taken after the Closing by the Company or any of its subsidiaries, other than any such action expressly required or contemplated by this Agreement), and (iv) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

          (b)  Each of MediaOne, Newhouse, and TWE (each, in such capacity, a

"ContributionIndemnitor")  shall indemnify the Company, its affiliates and each
-----------------------
of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from (i) in the case of a transfer of assets (other than stock of a corporation) to the Company by such ContributionIndemnitor, all liability for Covered Taxes attributable to the operation or ownership of such assets during the Pre-Closing Tax Period, (ii) in the case of a transfer of stock of a corporation (a "Contributed Corporation")
                                                     -----------------------
to the Company by such ContributionIndemnitor, all liability for Covered Taxes of the Contributed Corporation for the Pre-Closing Tax Period, (iii) in the case of a Contributed Corporation, all liability (as a result of Treasury Regulation
(S)1.1502-6(a) or otherwise) for Covered Taxes of any corporation which, prior to the Closing, was affiliated with the Contributed Corporation or with which the Contributed Corporation, prior to the Closing, otherwise filed a consolidated, combined, unitary or aggregate Tax return, and (iv) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

          (c) Notwithstanding the foregoing, each MergerIndemnitor and ContributionIndemnitor (together, each an "Indemnitor") shall not be required to
                                           ----------
indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives, and the Company shall indemnify each Indemnitor, its affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against and hold them harmless from, (i) all liability for Covered Taxes of the Company for the Post-Closing Tax Period, (ii) all liability for Covered Taxes resulting from the merger of the MergerIndemnitor's Subsidiary with and into the Company failing to qualify under
Section 368(a) of the Code if and to the extent such failure is attributable to any action taken after the Closing by the Company or any of its subsidiaries (other than any such action expressly required or contemplated by this Agreement), and (iii) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

          (d) If a MergerIndemnitor is required to make an indemnity payment pursuant to clause (iii) of Section 7.13(a) by virtue of a merger failing to qualify under Section 368(a) of the Code and, as a result of such failure, the Company or any of its subsidiaries actually realizes a tax benefit in a Post-Closing Tax Period (including by virtue of an increase in the tax basis of the assets acquired in the merger to fair market value), then the Company shall pay to such MergerIndemnitor the amount of such tax benefit within ten days of having actually realized such benefit (including at the time estimated Tax payments are due). For this purpose, the Company or any of its subsidiaries shall be deemed to actually realize a tax benefit to the extent, and at such time as, the amount of the Tax payable by the Company or such subsidiary for the relevant taxable period is reduced below the amount of Tax that the Company or such subsidiary would otherwise have been required to pay for such taxable period at such time if the merger had qualified under Section 368(a) of the Code.

          SECTION 7.14.  Post-Closing Cooperation; Confidentiality.  (a)  For a
                         ------------------------------------------
period of 180 days after the Closing, each Party shall cooperate with the Company to ensure the orderly transition of such Person's Primestar Business to the Company. Each Party and the Company shall cooperate with one another in connection with the furnishing of information that is reasonably necessary for financial reporting and accounting matters and in respect of compliance with disclosure and reporting requirements under the Securities Act and the Exchange Act.

          (b) After the Closing, upon reasonable written notice, the Company and each other Party shall furnish or cause to be furnished to one another, as promptly as practicable, such information and assistance (to the extent within the control of such Party) relating to such Party's Primestar Assets or Partnership Interests (including access to books and records) as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. The Company and each other Party shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving such Party's Primestar Assets or Partnership Interest. The Company and each other Party shall retain the books and records relating to such Party's Primestar Assets and Partnership Interest for a period of seven years after the Closing. With respect to ad valorem Taxes attributable to the conduct of a Party's Primestar Business prior to the Closing Date, the Company shall prepare the first draft of each such Tax return and shall provide such draft to the applicable Party for review and comment, and such Party shall file such Tax return and shall be liable for, and shall pay, the amount of such Taxes as due and shall reimburse the Company for its reasonable out-of-pocket costs and expenses incurred in the preparation of such Tax returns.

          (c) Each of Comcast and Cox, severally and not jointly, agrees that from and after the Closing, the Company shall have the right and authority (x) to collect for its own account all Post-Closing Accounts Receivable, (y) to collect for the account of Comcast or Cox, as applicable, all Excluded Accounts Receivable and (z) to collect for the respective accounts of the Company and Comcast or Cox, as applicable, (as provided herein) all accounts receivable that comprise both Post-Closing Accounts Receivable and Excluded Accounts Receivable. Each of Comcast and Cox, severally and not jointly, agrees to promptly deliver (or cause its subsidiaries to deliver) to the Company any cash or other property received directly or indirectly by it with respect to the Post-Closing Accounts Receivable, including any amounts payable as interest. The Company agrees to promptly deliver to Comcast or Cox, as applicable, any cash or other property received directly or indirectly by it with respect to Excluded Accounts Receivable of Comcast or Cox, as applicable. In the event that any amounts received by the Company, Comcast or Cox, as applicable, relate to both Post-Closing Accounts Receivable and Excluded Accounts Receivable, such amounts shall be duly allocated by the recipient to the appropriate categories and the amounts so allocated shall be delivered to the appropriate party as provided above.

          (d) For a period of three years after the Closing, except as required by law, each Party will hold, and will cause its respective officers and employees to hold, any nonpublic information included in such Party's Primestar Records in confidence until such time as such information becomes publicly available (otherwise than through the wrongful act of any such Person).

          SECTION 7.15.  TCI Agreements.  TSAT shall cause the Transition
                         ---------------
Services Agreement to terminate effective on or prior to the Closing Date.

          SECTION 7.16.  Employee Matters.  If the Closing shall occur, the
                         -----------------
Company shall make an offer of employment to each Selected Employee of TWE, Newhouse, MediaOne, Comcast and Cox, or any of their respective subsidiaries, and shall take such other steps as shall be reasonably required to effectuate the provisions of this Agreement in respect of such Selected Employees.

          SECTION 7.17.  Other Stockholder Approvals.  (a) As soon as
                         ----------------------------
practicable after the date of this Agreement and in any event prior to the TSAT Stockholders Meeting, TSAT, as the sole stockholder of the Company, shall execute and deliver a written consent of sole stockholder, approving and adopting this Agreement, the Merger Agreements, the Asset

Transfer Agreements, the TSAT Merger Agreement and the TSAT Tempo Agreement.

          (b) As soon as practicable after the date of this Agreement and in any event prior to the TSAT Stockholders Meeting, Cox, as the sole stockholder of Cox Sub, Comcast, as the sole stockholder of Comcast Sub I and Comcast Sub II, and GE, as the sole stockholder of GE Sub, shall execute and deliver a written consent of sole stockholder, approving and adopting the respective Merger Agreements to which such respective Subsidiaries are parties.


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

          SECTION 8.01.  Conditions Precedent.  The rights and obligations of
                         ---------------------
each Party shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions precedent:

          (a)  Strategic Plan.  The five year strategic plan of the Company
               --------------
     shall have been approved by a Super-majority Vote (in the form approved, the "Five Year Plan").
          --------------

          (b)  Stockholder Approval.  The TSAT Stockholder Approval shall have
               ---------------------
     been obtained.

          (c)  HSR Act.  The waiting period (and any extension thereof)
               --------
     applicable to the Restructuring Transaction under the HSR Act shall have been terminated or shall have expired.

          (d)  Communications Act.  All orders and approvals of the FCC required
               -------------------
     in connection with the consummation of the Restructuring Transaction, if any, shall have been obtained or made.

          (e)  No Injunctions or Restraints.  No temporary restraining order,
               -----------------------------
     preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Restructuring Transaction shall be in effect.

          (f)  NASDAQ Listing.  The shares of Class A Stock and Class B Stock
               ---------------
     issuable to the stockholders of TSAT pursuant to the TSAT Merger Agreement and under the TSAT Stock Plans shall have been approved for listing on NASDAQ, subject to official notice of issuance.

          (g)  Form S-4.  The Form S-4 shall have become effective under the
               ---------
     Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (h)  Secretary's Certificates.  Each Party shall have received
               -------------------------
     certificates from a Secretary or Assistant Secretary of each other Party (and any Subsidiary of any such Party that is a party to the Drop Down Agreement or an Asset Transfer Agreement or Merger Agreement) (i) certifying organizational documents of such Party and relevant board (or partnership) resolutions authorizing the transactions contemplated by this Agreement, the Drop Down Agreement (if applicable) and any applicable Asset Transfer Agreement or Merger Agreement and (ii) as to the incumbency of each person signing any Relevant Agreement on behalf of such Party or Subsidiary.

          SECTION 8.02.  Conditions to Obligations of each of Comcast, Cox,
                         --------------------------------------------------
MediaOne, TWE, Newhouse and GE.  The obligations of each of Comcast, Cox,
-------------------------------
MediaOne, TWE, Newhouse and GE are further subject to the following conditions:

          (a)  Representations and Warranties.  The representation and
               -------------------------------
     warranties of each other Party set forth in this Agreement (and of Malone set forth in the Malone Letter) that are qualified as to materiality shall be true and correct, and the representations and warranties of each other Party set forth in this Agreement (and of Malone set forth in the Malone Letter) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and such Party shall have received certificates signed on behalf of each such other Party by the chief executive officer and the chief financial officer of such other Party (and from Malone) to such effect.

          (b)  Performance of Obligations.  Each other Party (including any
               ---------------------------
     Subsidiary of such other Party) and each TSAT Sub (and Malone) shall have performed in all material respects all obligations required to be performed by it under each of its Relevant Agreements (and under the Malone Letter) at or prior to the Closing Date, and such Party shall have received a certificate signed on behalf of each such other Party (and Subsidiary) and the TSAT Sub, by the chief executive officer and the chief financial officer of such other Party (or Subsidiary) and the TSAT Sub (and from Malone) to such effect.

          (c)  Financing.  All financing arrangements of the Company (including
               ---------
     those of TSAT to be assumed by the Company or to remain in effect after the Effective Time) shall be in accordance with the Five Year Plan.

          (d)  Capacity.  The Company shall have sufficient credit lines and
               --------
     borrowing capacity to pay the cash and assume the indebtedness contemplated to be paid and assumed pursuant to Section 3.05.

          (e)  Letters of Credit.  The Letters of Credit of TCI and each other
               -----------------
     Party (or their respective affiliates, as applicable) shall be in effect, and TCI shall have agreed in writing with TSAT to extend the maturity of its Letters of Credit to June 30, 1999, and the consideration payable to TCI in respect of its Letters of Credit shall be the same as that for the other Parties as set forth in Section 7.08(c).

          (f)  No Litigation.  There shall not be pending or threatened any
               -------------
     suit, action or proceeding by any Governmental Entity that has a reasonable likelihood of success, (i) challenging the acquisition by such Party of any shares of capital stock of the Company, seeking to restrain or prohibit the consummation of the Restructuring Transaction or seeking to obtain from such Party or the Company any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company or such Party or any of their respective subsidiaries or affiliates of any portion of the business or assets of the Company, such Party or any of their respective subsidiaries or affiliates, or to compel the Company, such Party or any of their respective subsidiaries or affiliates to dispose of or hold separate any portion of the business or assets of the Company, such Party or any of their respective subsidiaries or affiliates, as a result of the Restructuring Transaction, (iii) seeking to impose limitations on the ability of such Party to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company, including the right to vote the capital stock of the Company acquired by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit the Company, such Party or any of their respective subsidiaries or affiliates from effectively controlling in any material respect the business or operations of the Company, such Party or any of their respective subsidiaries or affiliates, (v) seeking to change in any respect the governance of the Company from that set forth in the Charter and By-laws, or to change such Party's rights under the Stockholders Agreement or the Newhouse Voting Agreement, or seeking to impose limitations on the ability of such Party to exercise any such rights or (vi) which otherwise is reasonably likely to have a Material Adverse Effect on the Company.

          (g)  State Takeover Statutes.  TSAT and the Board of Directors of TSAT
               ------------------------
     shall have taken all actions required to render inapplicable to the Roll-up Plan, including, for avoidance of doubt, the Restructuring Transaction, the TSAT Merger, the Tempo Sale, the Voting Agreements, this Agreement, the TSAT Merger Agreement, the TSAT Tempo Agreement and the TSAT Stockholders Agreement, any state takeover statute or similar statute or regulation that would otherwise apply or purport to apply to such transactions and agreements.

          (h)  Tax Representation Letter.  Each other Party shall have delivered
               --------------------------
     a tax representation letter, dated the Closing Date, in the same form as the letter delivered by each such Party on the date of this Agreement.

          SECTION 8.03.  Conditions to Obligations of TSAT. The obligations of
                         ----------------------------------
TSAT are further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of each other Party set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of each other Party set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and TSAT shall have received certificates signed on behalf of each such other Party by the chief executive officer and the chief financial officer of such other Party to such effect.

          (b)  Performance of Obligations.  Each other Party (including any
               ---------------------------
     Subsidiary of such other Party) shall have performed in all material respects all obligations required to be performed by it under each of its Relevant Agreements at or prior to the Closing Date, and TSAT shall have received a certificate signed on behalf of each such other Party (and Subsidiary) by the chief executive officer and the chief financial officer of such other Party (or Subsidiary) to such effect.

          (c)  Letters of Credit.  The Letters of Credit of each other Party (or
               -----------------
     their respective affiliates, as applicable) shall be in effect.

          (d)  No Litigation.  There shall not be pending or threatened any
               -------------
     suit, action or proceeding by any Governmental Entity that has a reasonable likelihood of success, (i) seeking to restrain or prohibit the consummation of the Restructuring Transaction or seeking to obtain from TSAT or the Company any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company or TSAT or any of their respective subsidiaries or affiliates of any portion of the business or assets of the Company, TSAT or any of their respective affiliates, or to compel the Company, TSAT or any of their respective affiliates to dispose of or hold separate any portion of the business or assets of the Company, TSAT or any of their respective affiliates, as a result of the Restructuring Transaction, (iii) seeking to prohibit the Company or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries, (iv) seeking to impose limitations on the ability of TSAT or any Person that (as of the date of this Agreement) holds 5% or more of the TSAT A Stock or TSAT B Stock to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company, including the right to vote all capital stock of the Company acquired by such Person pursuant to the Restructuring Transaction on all matters properly presented to the stockholders of the Company, (v) seeking to change in any respect the governance of the Company from that set forth in the Charter and By-laws, or to change TSAT's rights under the Stockholders Agreement, or seeking to impose limitations on the ability of TSAT to exercise any such rights or
     (vi) which otherwise is reasonably likely to have a Material Adverse Effect on the Company.

          (e)  Tax Representation Letter.  Each other Party shall have delivered
               --------------------------
     a tax representation letter, dated the Closing Date, in the same form as the letter delivered by each such Party on the date of this Agreement.


                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time, whether before or after the vote of the stockholders of TSAT at the TSAT Stockholders Meeting:

          (a) by mutual written consent of the parties hereto; or

          (b) by any Party:

               (i) if, upon a vote at a duly held TSAT Stockholders Meeting or any adjournment thereof, the TSAT Stockholder Approval shall not have been obtained; or

               (ii) if any judgment, decree, injunction, rule or order of any Governmental Entity which prohibits, restricts or delays consummation of the Restructuring Transaction shall have become final and nonappealable;

provided, however, that the Party seeking termination is not in breach in any
--------  -------
material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

          SECTION 9.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by any Party as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation hereunder on the part of any Party, other than this Section 9.02 and Article X and except to the extent that such termination results from the wilful and material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 9.03.  Amendment.  This Agreement may be amended by the
                         ----------
Parties at any time before or after the TSAT Stockholder Approval; provided,
                                                                   --------
however, that after any such approval, there shall be made no amendment that by
-------
law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

          SECTION 9.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 9.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE X
                               GENERAL PROVISIONS

          SECTION 10.01.  Nonsurvival of Representations and Warranties.  Except
                          ----------------------------------------------
as set forth in either of the next two sentences, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. The representations and warranties of TSAT in this Agreement shall survive the Closing solely for purposes of Section 5.02(a) of the TSAT Merger Agreement, and shall terminate on the earlier of (i) the TSAT Closing Date and (ii) termination of the TSAT Merger Agreement. The representation and warranty of MediaOne, Comcast, Cox and GE set forth in
Section 5.02(b)(B) shall survive the Closing solely for purposes of Section 7.12(c) and shall terminate at the close of business 18 months following the Closing Date. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 10.02.  Notices.  Any notice or other communication that is
                          --------
required or that may be given in connection with this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail or by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so received if delivered personally or by telecopy or, if mailed, seven (7) calendar days after the date of mailing (three (3) calendar days in the case of express mail, Federal Express or similar courier service), as follows:

          If to the Company:

          8085 South Chester Street, Suite 300
          Englewood, CO 80112
          Attention of President
          Facsimile: (303) 712-4977

          With a separate copy delivered to:

          Baker & Botts, LLP
          599 Lexington Avenue
          New York, NY 10022
          Attention of Marc A. Leaf, Esq.
          Facsimile: (212) 705-5125

          If to TWE:

          290 Harbor Drive
          Stamford, CT 06902
          Attention of General Counsel,
                       Time Warner Cable
          Facsimile: (203) 328-4840

          With a separate copy delivered to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, NY 10019
          Attention of John T. Gaffney, Esq.
          Facsimile: (212) 474-3700

          If to Newhouse:

          5015 Campuswood Drive
          East Syracuse, NY 13057
          Attention of Robert J. Miron
          Facsimile: (315) 463-4127


          With a separate copy delivered to:

          Sabin, Bermant & Gould LLP
          350 Madison Avenue
          New York, NY 10017
          Attention of Arthur J. Steinhauer, Esq.
          Facsimile: (212) 692-4406

          If to Comcast:

          1500 Market Street
          Philadelphia, PA 19102
          Attention of General Counsel
          Facsimile: (215) 981-7794

          With a separate copy delivered to:

          Comcast Corporation
          1500 Market Street
          Philadelphia, PA 19102
          Attention of Kathleen M. Hyneman, Esq.
          Facsimile: (215) 981-7794

          If to Cox:

          1400 Lake Hearn Drive
          Atlanta, GA 30319
          Attention of Ajit Dalvi
          Facsimile: (404) 847-6542

          With a separate copy delivered to:

          Dow, Lohnes & Albertson
          1200 New Hampshire Avenue, N.W.
          Suite 800
          Washington, DC 20036
          Attention of Stuart Sheldon, Esq.
          Facsimile: (202) 776-222

          If to MediaOne:

          US WEST Media Group, Inc.
          9785 Maroon Circle, Suite 420
          Englewood, CO 80111
          Attention of President
          Facsimile: (303) 754-5452

          With a separate copy delivered to:

          US WEST Media Group, Inc.
          188 Inverness Drive
          Englewood, CO 80112
          Attention of General Counsel
          Facsimile: (303) 793-6707

          If to GE:

          Four Research Way
          Princeton, NJ 08540
          Attention of General Counsel
          Facsimile: (609) 987-4233

          With a separate copy delivered to:

          Hogan & Hartson
          555 13th Street NW
          Washington, DC 20004
          Attention of Timothy A. Lloyd, Esq.
          Facsimile: (202) 637-5910

          If to TSAT:

          8085 South Chester, Suite 300
          Englewood, CO 80112
          Attention of Kenneth G. Carroll
          Facsimile: (303) 712-4973

          With a separate copy delivered to:

          Baker & Botts, LLP
          599 Lexington Avenue
          New York, NY 10022
          Attention of Marc A. Leaf, Esq.
          Facsimile: (212) 705-5125

          SECTION 10.03.  Assignment.  Neither this Agreement nor any of the
                          -----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement may be assigned, in whole but not in part, to any Person who acquires all or substantially all the assets of a party (whether by asset transfer, stock transfer, merger, spin-off or other business combination or transaction or series of transactions) so long as such assignee assumes in writing all of the assignor's obligations under this Agreement; provided, that the assignor shall
                                             --------
remain liable for such obligations unless such assignee (or any guarantor of such assignee's obligations under such assumption) is, at the time of such assignment and after giving effect to the transactions to be consummated in connection with such assignment, at least as creditworthy as the assignor was immediately prior to the assignment (and, in the case of MediaOne, as creditworthy as US West was immediately prior to the assignment), and such assignee agrees in writing that the other parties hereto shall be third party beneficiaries of such assumption, in which case the assignor shall be released in writing by the other parties hereto from such assumed obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 10.04.  Severability.  If any term or other provision of this
                          -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 10.05.  Entire Agreement; No Third-Party Beneficiaries.  This
                          -----------------------------------------------
Agreement, the Merger Agreements, the Asset Transfer Agreements, the TSAT Merger Agreement, the Stockholders Agreement, the US West Guarantee, the Malone Letter, the Registration Rights Agreement, the Newhouse Voting Agreement, the Voting Agreements, the Reimbursement Agreements, the Tax Sharing Agreement, the TSAT Stockholders Agreement, the TSAT Tempo Agreement and the Drop Down Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Restructuring Transaction and (b) except for the provisions of Sections 7.12, 7.13 and 10.03, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 10.06.  Governing Law.  This Agreement shall be governed by
                          --------------
and construed in accordance with the internal laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the State of Delaware are mandatorily applicable to the TSAT Merger or any other merger under any of the Merger Agreements.

          SECTION 10.07.  Enforcement; Exclusive Jurisdiction.  (a)  The Parties
                          ------------------------------------
agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware.

          (b) With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement
                            ----------
irrevocably:

          (i) consents and submits to the exclusive jurisdiction of the courts of the States of New York and Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware;

          (ii) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; and

          (iii) consents to the service of process at the address set forth for notices in Section 10.02 herein; provided that such manner of service of
                                      --------
     process shall not preclude the service of process in any other manner permitted under applicable law.

          SECTION 10.08.  Counterparts.  This Agreement may be executed by the
                          -------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          SECTION 10.09.  Headings.  Headings of the Articles and Sections of
                          ---------
this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.


          IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed as of the day first written above.



                                       TCI SATELLITE ENTERTAINMENT, INC.,

                                          by /s/ Kenneth G. Carroll
                                            -----------------------
                                            Name: Kenneth G. Carroll
                                            Title: Sr. Vice President/CFO


                                       PRIMESTAR, INC.,

                                          by /s/ Kenneth G. Carroll
                                             -----------------------
                                             Name: Kenneth G. Carroll
                                             Title: President


                                       TIME WARNER ENTERTAINMENT COMPANY, L.P.,

                                       by AMERICAN TELEVISION AND
                                          COMMUNICATIONS CORPORATION,
                                          a general partner,

                                          by /s/ David E. O'Hayre
                                             -----------------------
                                             Name: David E. O'Hayre
                                             Title: Vice President

                                             ADVANCE/NEWHOUSE PARTNERSHIP,

                                             by ADVANCE COMMUNICATION CORP., as
                                                general partner

                                                by /s/ Robert Miron
                                                   -----------------------------
                                                   Name:  Robert Miron
                                                   Title: President


                                             COMCAST CORPORATION,

                                             by /s/ Jack. A. Markell
                                                --------------------------------
                                                Name: Jack A. Markell
                                                Title: Vice President


                                             COX COMMUNICATIONS, INC.,

                                             by /s/ Ajit Dalvi
                                                --------------------------------
                                                Name: Ajit Dalvi
                                                Title: Senior Vice President


                                             MEDIAONE OF DELAWARE, INC.,

                                             by /s/ Douglas D. Holmes
                                                --------------------------------
                                                Name: Douglas D. Holmes
                                                Title: EVP - Finance & Strategy


                                             GE AMERICAN COMMUNICATIONS, INC.,

                                             by /s/ John F. Connelly
                                                --------------------------------
                                                Name: John F. Connelly
                                                Title: Chairman and CEO